     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 1996

                                                     REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                KCS ENERGY, INC.
          (AND CERTAIN SUBSIDIARIES IDENTIFIED IN FOOTNOTE (*) BELOW)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                            6719
                                            1311
           DELAWARE                         4924                        22-2889587
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                                                             HENRY A. JURAND
             379 THORNALL STREET                           379 THORNALL STREET
           EDISON, NEW JERSEY 08837                      EDISON, NEW JERSEY 08837
                (908) 632-1770                                (908) 632-1770
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE     (NAME, ADDRESS, INCLUDING ZIP CODE, AND
               NUMBER, INCLUDING                                TELEPHONE
AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE   NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                   OFFICES)                                      SERVICE)

                                   Copies to:

               DIANA M. HUDSON                                T. MARK KELLY
             JOHN B. CLUTTERBUCK                          VINSON & ELKINS L.L.P.
    MAYOR, DAY, CALDWELL & KEETON, L.L.P.                 2300 FIRST CITY TOWER
          700 LOUISIANA, SUITE 1900                            1001 FANNIN
          HOUSTON, TEXAS 77002-2778                     HOUSTON, TEXAS 77002-6760
                (713) 225-7000                                (713) 758-4592

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

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- -------------------------------------------------------------------------------------------------
                                                     PROPOSED        PROPOSED
                                      AMOUNT         MAXIMUM         MAXIMUM        AMOUNT OF
     TITLE OF EACH CLASS OF           TO BE       OFFERING PRICE    AGGREGATE      REGISTRATION
   SECURITIES TO BE REGISTERED      REGISTERED     PER UNIT(1)   OFFERING PRICE(1)       FEE
- -------------------------------------------------------------------------------------------------
11% Senior Notes due 2003........   $150,000,000       100%        $150,000,000      $51,725
- -------------------------------------------------------------------------------------------------
Guarantees(2)....................        --             --              --              --
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Guarantees by subsidiaries of the Registrant of the payment of the principal and interest on the 11% Senior Notes. Pursuant to Rule 457(n), no additional registration fee is required.
                             ---------------------
(*) The following subsidiaries of KCS Energy, Inc. are co-registrants incorporated in the states and having the I.R.S. Employer Identification Numbers indicated: (i) KCS Resources, Inc., a Delaware corporation (76-0413329), (ii) KCS Michigan Resources, Inc., a Delaware corporation (76-0482274), (iii) KCS Pipeline Systems, Inc., a Delaware corporation (76-0413321), (iv) KCS Energy Marketing, Inc., a New Jersey corporation (22-2287499), (v) Enercorp Gas Marketing, Inc., a Delaware corporation (76-0420837), (vi) KCS Power Marketing, Inc., a Delaware corporation
    (22-3361864), (vii) KCS Energy Risk Management, Inc., a Delaware corporation (22-3013587), (viii) National Enerdrill Corporation, a New Jersey corporation (22-9196560) and (ix) Proliq, Inc., a New Jersey corporation (22-1516527).
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                KCS ENERGY, INC.

                             CROSS REFERENCE SHEET

             BETWEEN ITEMS IN PART I OF THE REGISTRATION STATEMENT
               (FORM S-4) AND PROSPECTUS PURSUANT TO ITEM 501(B)

                         ITEM OF FORM S-4                           LOCATION IN PROSPECTUS
       -----------------------------------------------------   ---------------------------------
A. INFORMATION ABOUT THE TRANSACTION
  1.   Forepart of Registration Statement and Outside Front
         Cover Page of Prospectus...........................   Outside Front Cover Page of
                                                               Prospectus
  2.   Inside Front and Outside Back Cover Pages of
         Prospectus.........................................   Inside Front Cover Page of
                                                               Prospectus; Available
                                                               Information; Incorporation of
                                                               Certain Documents by Reference;
                                                               Table of Contents
  3.   Risk Factors, Ratio of Earnings to Fixed Charges and
         Other Information..................................   Outside Front Cover Page of
                                                               Prospectus; Prospectus Summary;
                                                               Risk Factors
  4.   Terms of the Transaction.............................   Outside Front Cover Page of
                                                               Prospectus; Prospectus Summary;
                                                               Risk Factors; Private Placement;
                                                               Use of Proceeds; The Exchange
                                                               Offer; Description of the Notes;
                                                               Registration Rights Agreement;
                                                               Transfer Restrictions on Old
                                                               Notes; Book Entry; Delivery and
                                                               Form; Certain Federal Income Tax
                                                               Considerations; Plan of
                                                               Distribution
  5.   Pro Forma Financial Information......................   *
  6.   Material Contracts with the Company Being Acquired...   *
  7.   Additional Information Required for Reoffering by
         Persons and Parties Deemed to be Underwriters......   *
  8.   Interests of Named Experts and Counsel...............   *
  9.   Disclosure of Commission Position on Indemnification
         For Securities Act Liabilities.....................   *
B. INFORMATION ABOUT THE REGISTRANT
 10.   Information with Respect to S-3 Registrants..........   *
 11.   Incorporation of Certain Information by Reference....   *
 12.   Information with Respect to S-2 or S-3 Registrants...   Available Information;
                                                               Incorporation of Certain
                                                               Documents by Reference;
                                                               Prospectus Summary; Risk Factors;
                                                               The Company; Private Placement;
                                                               Use of Proceeds; Capitalization;
                                                               Pro Forma Financial Information;
                                                               Selected Financial Information;
                                                               Financial Statements
 13.   Incorporation of Certain Information by Reference....   Incorporation of Certain
                                                               Documents by Reference
 14.   Information with Respect to Registrants other than
         S-3 or S-2 Registrants.............................   *

                         ITEM OF FORM S-4                           LOCATION IN PROSPECTUS
       -----------------------------------------------------   ---------------------------------
C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15.   Information with Respect to S-3 Companies............   *
 16.   Information with Respect to S-2 or S-3 Companies.....   *
 17.   Information with Respect to Companies other than S-3
         or S-2 Companies...................................   *
D. VOTING AND MANAGEMENT INFORMATION
 18.   Information if Proxies, Consents or Authorizations
         are to be Solicited................................   *
 19.   Information if Proxies, Consents or Authorizations
         are not to be Solicited in an Exchange Offer.......   *

- ---------------

* Not applicable or answer is negative.

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************


                  SUBJECT TO COMPLETION, DATED APRIL 18, 1996

PROSPECTUS
                                KCS ENERGY, INC.
                               OFFER TO EXCHANGE
                      11% SENIOR NOTES DUE 2003, SERIES B
            FOR ALL OUTSTANDING 11% SENIOR NOTES DUE 2003, SERIES A

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON             , 1996, UNLESS EXTENDED

                            ------------------------

     KCS Energy, Inc., a Delaware corporation (the "Parent"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of its 11% Senior Notes due 2003, Series B (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for each $1,000 principal amount of its outstanding 11% Senior Notes due 2003, Series A (the "Old Notes"), of which $150,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes except for certain transfer restrictions and registration rights relating to the Old Notes. The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the benefits of the Indenture (as defined herein). The Exchange Notes and the Old Notes are collectively referred to herein as the "Notes."

     The Exchange Notes will be senior unsecured obligations of the Parent ranking pari passu in right of payment with all existing and future senior Indebtedness (as defined herein) of the Parent and senior to all future Subordinated Indebtedness (as defined herein) of the Parent. The Exchange Notes will be unconditionally guaranteed (the "Subsidiary Guarantees") on a senior unsecured basis by each of the Parent's current and certain of the Parent's future subsidiaries (the "Subsidiary Guarantors"), and the Subsidiary Guarantees will rank pari passu in right of payment with all existing and future senior unsecured Indebtedness of the Subsidiary Guarantors. The Exchange Notes and Subsidiary Guarantees will be effectively subordinated to secured Indebtedness of the Parent and the Subsidiary Guarantors, respectively, with respect to the assets securing such Indebtedness, including Indebtedness of certain Subsidiary Guarantors under the Bank Credit Facilities (as defined herein) that is secured by liens on substantially all of the assets of such Subsidiary Guarantors and guaranteed by the Parent. As of March 31, 1996, approximately $27.3 million of Indebtedness was outstanding under the Bank Credit Facilities, not including $11.1 million reserved pursuant to existing letters of credit. See "Description of the Notes."

     The Parent will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the date the Exchange
Offer expires, which will be             , 1996, unless the Exchange Offer is
extended. See "The Exchange Offer -- Expiration Date; Extensions; Amendment." Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date (as defined herein), unless previously accepted for exchange. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Parent and to the terms and provisions of the Registration Rights Agreement (as defined herein). Old Notes may be tendered only in denominations of $1,000 principal amount and integral multiples thereof. The Parent has agreed to pay the expenses of the Exchange Offer. See "The Exchange Offer."

                                                 (Cover continued on next page.)
                            ------------------------

     SEE "RISK FACTORS" ON PAGE 14 OF THIS PROSPECTUS FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE NOTES.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS             , 1996.

     The Exchange Notes will bear interest at the rate of 11% per annum, payable semi-annually on January 15 and July 15 of each year, commencing July 15, 1996. Holders of Exchange Notes of record on July 1, 1996 will receive interest on July 15, 1996 from the date of issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the date of issuance of the Old Notes, January 25, 1996, to the date of exchange thereof. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

     The Old Notes were sold by the Parent on January 25, 1996 to the Initial Purchasers (as defined herein) in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Old Notes were thereupon offered and sold by the Initial Purchasers only to "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) and to a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act), each of whom agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Old Notes may not be offered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Parent under the Registration Rights Agreement entered into with the Initial Purchasers in connection with the offering of the Old Notes. See "The Exchange Offer" and "Registration Rights Agreement."

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "SEC") to third parties, the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the respective holders thereof (other than a "Restricted Holder," being (i) a broker-dealer who purchased Old Notes exchanged for such Exchange Notes directly from the Parent to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Parent within the meaning of Rule 405 under the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of such Exchange Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Parent that such conditions have been met. See "The Exchange Offer -- General." Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Parent has agreed that it will make this Prospectus and any amendment or supplement to this Prospectus available to any broker-dealer for use in connection with any such resale for a period of six months after consummation of the Exchange Offer. See "Plan of Distribution."

     The Parent will not receive any proceeds from the Exchange Offer.

     The Exchange Notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes or as to the ability of or price at which the holders of Exchange Notes would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among others, prevailing interest rates, the Company's operating results and the market for similar securities. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange. Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Nomura Securities International, Inc. and PaineWebber Incorporated (together, the "Initial Purchasers") have informed the Company that they currently intend to make a market for the Exchange Notes. However, they are not so obligated, and any such market making may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

     The Exchange Notes will be available initially only in book-entry form. The Parent expects that the Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of a Global Note (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary" or "DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Note, Exchange Notes in certificated form will be issued in exchange for the Global Note only on the terms set forth in the Indenture. See "Book-Entry; Delivery and Form."

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE PARENT ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                               TABLE OF CONTENTS

                                                                                     PAGE NO.
Available Information..............................................................       4
Incorporation of Certain Documents by Reference....................................       4
Prospectus Summary.................................................................       5
Risk Factors.......................................................................      14
The Company........................................................................      20
Private Placement..................................................................      21
Use of Proceeds....................................................................      21
Capitalization.....................................................................      22
Pro Forma Financial Information....................................................      23
Pro Forma Condensed Statement of Consolidated Income...............................      24
Pro Forma Condensed Consolidated Balance Sheet.....................................      25
Notes to Unaudited Pro Forma Condensed Statement of Consolidated Income............      26
Selected Financial Information.....................................................      27
The Exchange Offer.................................................................      28
Description of the Notes...........................................................      35
Registration Rights Agreement......................................................      62
Transfer Restrictions on Old Notes.................................................      63
Book Entry; Delivery and Form......................................................      64
Certain Federal Income Tax Considerations..........................................      66
Plan of Distribution...............................................................      68
Legal Matters......................................................................      68
Accountants........................................................................      68
Reserve Engineers..................................................................      69
Glossary of Oil and Gas Terms......................................................      70
Financial Statements...............................................................     F-1

                             AVAILABLE INFORMATION

     The Parent is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information, with the SEC. Such reports, proxy statements and other information filed by the Parent may be inspected and copied at the public reference facilities maintained by the SEC, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at the following regional offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048; and CitiCorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. The Parent's common stock ("Common Stock") is traded on the New York Stock Exchange. The Parent's reports, proxy statements and other information concerning the Parent can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. While any Notes that are "restricted securities" within the meaning of Rule 144(a)(3) under the Exchange Act remain outstanding, the Parent will make available, upon request, to any holder and any prospective purchaser of Notes, the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Parent is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to the Secretary of the Parent, 379 Thornall Street, Edison, New Jersey 08837, telephone number (908) 632-1770.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Parent with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto and reference is hereby made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Parent and the securities offered hereby. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Parent hereby incorporates by reference into this Prospectus the following documents or information filed with the SEC: (i) the Parent's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, (ii) the Parent's Transition Report on Form 10-K for the transition period from October 1, 1995 to December 31, 1995 (including annual report for the fiscal year ended December 31, 1995) (the "Form 10-K"); (iii) the Parent's Current Report on Form 8-K dated January 25, 1996 (the "Form 8-K") relating to the issuance and sale of the Old Notes; and (iv) all documents filed by the Parent pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Prospectus and prior to the termination of the offering made hereby. Any statement contained herein or in any documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a subsequent statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The term "Consolidated Financial Statements" refers to the Consolidated Financial Statements and the notes thereto incorporated by reference from the Form 10-K and the term "Management's Discussion and Analysis" refers to the Management's Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference from the Form 10-K.

     THIS PROSPECTUS IS ACCOMPANIED BY A COPY OF THE FORM 10-K.

     THIS PROSPECTUS MAY INCORPORATE DOCUMENTS BY REFERENCE FILED BY THE PARENT ON OR AFTER THE DATE OF THIS PROSPECTUS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST FROM THE SECRETARY OF THE PARENT AT ITS PRINCIPAL EXECUTIVE OFFICES LOCATED AT 379 THORNALL STREET, EDISON, NEW JERSEY 08837, TELEPHONE NUMBER (908) 632-1770. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS PRIOR TO THE
EXPIRATION DATE, ANY REQUEST SHOULD BE MADE BY             , 1996.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARENT OR THE EXCHANGE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY (AS DEFINED HEREIN) SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus and in the documents incorporated herein by reference. Unless the context otherwise requires, "Company" refers to KCS Energy, Inc. and its consolidated subsidiaries, and "Parent" refers only to KCS Energy, Inc. See "Glossary of Oil and Gas Terms" for definitions of certain terms used herein.

                                  THE COMPANY

     KCS Energy, Inc. is an independent energy company primarily engaged in the acquisition, exploration, development and production of natural gas and crude oil. The Company was formed in 1988 in connection with the spin-off of the non-utility operations of NUI Corporation, a New Jersey-based natural gas distribution company that had been engaged in the oil and gas exploration and production business since the late 1960s. Since December 1990, the Company has increased its proved oil and gas reserves 395%, a compound annual rate of 49%, to 186.1 Bcfe at December 31, 1995. During this five-year period, the Company also increased production 392%, a compound annual rate of 49%, and replaced 400% of its production, primarily through a combination of development drilling and acquisition activities. As of December 31, 1995, the pre-tax present value of the Company's estimated future net revenues ("PV-10") was $291.1 million.

     The Company's operations to date have been focused on properties in the Gulf Coast region. The Company's recently completed Rocky Mountain Acquisition (as defined) has expanded the Company's operations into certain major producing basins in Wyoming, Colorado and Montana. At December 31, 1995, the Company had working interests in 901 producing wells (413 of which it operates). The Company augments its working interest ownership of properties with a volumetric production payment program that covers properties located primarily in the offshore Gulf Coast region and, with the recent Michigan Acquisition (as defined), in the Niagaran Reef trend in Michigan. At December 31, 1995, approximately 76% of the Company's proved reserves were natural gas, approximately 78% of total proved reserves were classified as proved developed, and the average reserve life (based on 1995 pro forma production) was estimated to be 7.2 years.

     The Company's largest single producing field is the Bob West Field in south Texas, which accounted for approximately 34% of the Company's production during 1995 from its interests in 48 wells (18 of which it operates). Substantially all of the Company's natural gas sold from the Bob West Field is covered by a take-or-pay contract with Tennessee Gas Pipeline Company that runs through January 1999 and is currently the subject of litigation. (See "Risk
Factors -- Tennessee Gas Litigation" and Note 7 to Consolidated Financial Statements.)

     The Company also operates a natural gas transportation business and an energy marketing and services business, which together contributed less than 5% of the Company's operating income during 1995. The natural gas transportation business consists of approximately 500 miles of pipelines, including a 150-mile intrastate pipeline system and related gathering lines located between Houston and Dallas, Texas and 16 natural gas gathering systems in Texas, Montana and Louisiana. Through its energy marketing and services business, the Company buys and resells natural gas directly to industrial and commercial end users and also offers energy supply, transportation and risk management services.

BUSINESS STRATEGY

     The Company has grown through a balanced strategy of reserve acquisitions and exploratory and development drilling. The Company plans to continue to broaden its reserve base and increase production and cash flow through (i) the acquisition of attractively priced producing properties that also provide additional development or exploratory potential, (ii) the acquisition of natural gas and crude oil reserves through its volumetric production payment program,
(iii) the exploitation and development of its existing asset base, and (iv) the pursuit of a balanced exploration program that includes a number of high-potential opportunities.

     To implement its strategy, the Company intends to take advantage of several key strengths, including (i) a high quality, diversified reserve base, (ii) a significant inventory of attractive development and exploratory drilling opportunities within the Company's large property base and undeveloped acreage position, (iii) established relationships with a broad base of industry partners that continually provide the Company with opportunities to participate in a diverse group of exploration prospects without expending the resources that would be required to develop comparable prospects internally, (iv) a streamlined administrative and operating cost structure that emphasizes a lean staff and extensive arrangements with independent contractors, and (v) a volumetric production payment program.

     A volumetric production payment is comparable to a term royalty interest in oil and gas properties and gives the Company a priority right to a specified volume of oil and gas reserves scheduled to be produced and delivered over a stated time period. Although specific terms of the Company's volumetric production payments vary, the Company is generally entitled to receive delivery of its scheduled oil and gas volumes at agreed delivery points, free of development and lease operating expenses and, in certain cases, free of state severance taxes. The Company believes its volumetric production payment program diversifies its reserve base and achieves attractive rates of return while minimizing the Company's exposure to certain development, operating and reserve volume risks because, among other things, reserve volumes scheduled to be received pursuant to a volumetric production payment typically are substantially less than the estimated proved reserves underlying such payment.

ACQUISITION ACTIVITIES

     In November 1995, the Company completed a $33 million acquisition of interests in 531 gross (301 net) wells (321 of which it operates) in six producing basins, primarily in Wyoming, Colorado and Montana (the "Rocky Mountain Acquisition"). These properties added proved reserves of approximately 41 Bcf of natural gas and 4.3 MMbbls of oil to the Company's reserve base. This acquisition provides the Company with an existing operation and infrastructure in a new geographic area with high percentage working interests in properties that the Company believes contain a significant number of development drilling, workover and recompletion opportunities, as well as additional exploratory opportunities. Approximately one half of the natural gas production from the acquired properties is subject to multi-year contracts with local utility companies at prices that are currently in excess of spot market prices. The Company has budgeted $10 million for development drilling and other enhancement activities on these properties in 1996.

     In December 1995, the Company acquired reserves in the northern and southern Niagaran Reef trend in Michigan for $31 million, including a volumetric production payment covering certain reserves, escalating working interests in related properties and participation rights and an overriding royalty interest in the exploration program discussed below (collectively, the "Michigan Acquisition"). The volumetric production payment covers reserves totaling 13.7 Bcf of natural gas and 1.1 MMbbls of oil to be delivered according to a pre-determined schedule through January 31, 2006, with approximately 16% of these volumes to be delivered in 1996. These reserves will be produced from 89 wells located in the Niagaran Reef trend operated by a subsidiary of Hawkins Oil and Gas, Inc. ("Hawkins"). The operator will bear all development and lease operating expenses attributable to these reserves. The separately acquired working interests add 3.1 Bcf of natural gas and 219 Mbbls of oil to the Company's proved reserves. The Company also acquired the right to participate in a three-year exploration program and an overriding royalty interest covering 150,000 gross (56,250 net) acres in the center of the Niagaran Reef trend and to use 17,000 miles of proprietary seismic data in the area.

EXPLORATION AND DEVELOPMENT ACTIVITIES

     The Company has participated in several significant discoveries, including the Bob West Field, the Langham Creek Area and the Laurel Ridge Field, all in the onshore Gulf Coast region. The Bob West Field was discovered in 1989 and through December 31, 1995 had produced cumulative gross natural gas reserves of approximately 247.1 Bcf. The Bob West Field is one of the largest natural gas discoveries in Texas in the past twenty years and represents approximately 17% of the Company's proved reserves. During the three years ended December 31, 1995, the Company participated in the drilling of 40 wells in this field with a 100%
success rate. The Langham Creek Area, where the Company made a discovery in 1994, represents approximately 4% of the Company's proved reserves. To date, the Company has participated in the drilling of eight wells in this field with a 100% success rate and is currently drilling a ninth well. Two discovery wells were drilled by the Company in the Laurel Ridge Field, the most recent of which was completed in December 1995.

     The Company's 1996 budget for exploration activities is approximately $15 million. These activities will continue to be focused primarily on properties in the onshore Gulf Coast region, where the Company plans to participate in the drilling of approximately 30 wells and continue significant 3-D and 2-D seismic data acquisition and analysis. In addition, the Company intends to further analyze the undeveloped acreage it acquired in the Rocky Mountain Acquisition for possible exploration prospects as well as to participate in the exploration program in Michigan. The Company's policy is to commit no more than one-third of its operating cash flow to exploration activities and generally no more than $750,000 to any single well. During the last three years, the Company participated in the drilling of 58 exploratory wells with a 50% success rate.

     The 1996 budget for development activities is approximately $22 million. The Company has identified approximately 85 development well locations and at least 70 recompletion opportunities, which it believes will be substantially completed by 1998, subject to the availability of capital resources. The majority of future development work will focus primarily on the properties acquired in the Rocky Mountain Acquisition, the Langham Creek Area discovery (where the Company has a 6,260 gross 2,755 net) acreage position) and the Laurel Ridge Field discovery (where the Company has a 3,656 gross 1,279 net) acreage position).

                   THE PRIVATE PLACEMENT AND USE OF PROCEEDS

     The Old Notes were sold by the Company on January 25, 1996 to the Initial Purchasers and were thereupon offered and sold by the Initial Purchasers only to certain qualified buyers. The net proceeds to the Company from the sale of the Old Notes were approximately $145 million after deducting expenses of the offering. These proceeds were utilized by the Company to reduce by $120 million the outstanding indebtedness under the Bank Credit Facilities and to repay a $25 million note sold to a third party in November 1995. See "Private Placement" and "Capitalization."

                               THE EXCHANGE OFFER

     The Exchange Offer relates to the exchange of up to $150,000,000 principal amount of Exchange Notes for up to $150,000,000 principal amount of Old Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes except that the Exchange Notes have been registered under the Securities Act and will not contain certain transfer restrictions and hence are not entitled to the benefits of the Registration Rights Agreement relating to the contingent increases in the interest rate provided for pursuant thereto. The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the benefits of the Indenture governing the Old Notes. The Old Notes and the Exchange Notes are collectively referred to herein as the "Notes." See "Description of Exchange Notes."

The Exchange Offer............   Each $1,000 principal amount of Exchange Notes
                                   will be issued in exchange for each $1,000 principal amount of outstanding Old Notes. As of the date hereof, $150,000,000 principal amount of Old Notes are issued and outstanding. The Parent will issue the Exchange Notes to tendering holders of Old Notes on or promptly after the Expiration Date.

Resale........................   The Company believes that the Exchange Notes
                                   issued pursuant to the Exchange Offer
                                   generally will be freely transferable by the holders thereof without registration or any prospectus delivery requirement under the Securities Act, except for certain Restricted Holders who may be required to deliver copies of this Prospectus in connection with any resale of the Exchange Notes issued in exchange for such Old Notes. See "The Exchange Offer -- General" and "Plan of Distribution."

Expiration Date...............   5:00 p.m., New York City time, on             ,
                                   1996, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date to which the Exchange Offer is extended. See "The Exchange
                                   Offer -- Expiration Date; Extensions;
                                   Amendments."

Interest on the Notes.........   The Exchange Notes will bear interest payable
                                   semi-annually on January 15 and July 15 of each year, commencing July 15, 1996. Holders of Exchange Notes of record on July 1, 1996 will receive interest on July 15, 1996 from the date of issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the date of issuance of the Old Notes, January 25, 1996, to the date of exchange thereof. Consequently, assuming the Exchange Offer is consummated prior to the record date in respect of the July 15, 1996 interest payment for the Old Notes, holders who exchange their Old Notes for Exchange Notes will receive the same interest payment on July 15, 1996 that they would have received had they not accepted the Exchange Offer. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. See "The Exchange Offer -- Interest on the Exchange Notes."

Procedures for Tendering Old
Notes.........................   Each holder of Old Notes wishing to accept the
                                   Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes to be exchanged and any other required documentation to the Exchange Agent at the address set forth herein and therein or effect a tender of Old Notes pursuant to the procedures for book-entry transfer as provided for herein. See "The Exchange
                                   Offer -- Procedures for Tendering."

Special Procedures for
Beneficial Holders............   Any beneficial holder whose Old Notes are
                                   registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on the beneficial holder's behalf. If such beneficial holder wishes to tender directly, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering the Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time. See "The Exchange
                                   Offer -- Procedures for Tendering."

Guaranteed Delivery
Procedures....................   Holders of Old Notes who wish to tender their
                                   Old Notes and whose Old Notes are not
                                   immediately available or who cannot deliver their Old Notes and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights.............   Tenders of Old Notes may be withdrawn at any
                                   time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date, unless previously accepted for exchange. See "The Exchange
                                   Offer -- Withdrawal of Tenders."

Termination of the Exchange
Offer.........................   The Parent may terminate the Exchange Offer if
                                   it determines that the Exchange Offer
                                   violates any applicable law or interpretation of the staff of the SEC. Holders of Old Notes will have certain rights against the Company under the Registration Rights Agreement should the Parent fail to consummate the Exchange Offer. See "The Exchange
                                   Offer -- Termination" and "Registration
                                   Rights Agreement."

Acceptance of Old Notes and
Delivery of Exchange Notes....   Subject to certain conditions (as summarized
                                   above in "Termination of the Exchange Offer" and described more fully in "The Exchange Offer -- Termination"), the Parent will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- General."

Exchange Agent................   Fleet National Bank is serving as exchange
                                   agent (the "Exchange Agent") in connection with the Exchange Offer. The mailing address of the Exchange Agent is: Fleet National Bank, 777 Main Street, MSN CT/MO/0224, Hartford, Connecticut 06115, Attention:
                                   Corporate Trust Operations. Hand deliveries and deliveries by overnight courier should be addressed to Fleet National Bank, 777 Main Street, MSN CT/MO/0224, Hartford, Connecticut 06115, Attention: Corporate Trust Operations. For information with respect to the Exchange Offer, the telephone number for the Exchange Agent is (860) 986-1271 and the facsimile number for the Exchange Agent is (860) 986-7908.

Certain Tax Considerations....   The exchange pursuant to the Exchange Offer
                                   will generally not be a taxable event for federal income tax purposes. See "Certain Federal Income Tax Considerations."

Use of Proceeds...............   There will be no cash proceeds payable to the
                                   Company from the issuance of the Exchange
                                   Notes pursuant to the Exchange Offer. See
                                   "Use of Proceeds." For a discussion of the use of the net proceeds received by the Company from the sale of the Old Notes, see "Private Placement."

                 TERMS OF THE OLD NOTES AND THE EXCHANGE NOTES

Securities....................   $150,000,000 principal amount of 11% Senior
                                   Notes due 2003.

Maturity Date.................   January 15, 2003.

Interest Payment Dates........   Interest on the Notes will be payable
                                   semi-annually on January 15 and July 15 of each year, commencing July 15, 1996.

Optional Redemption...........   The Notes will be redeemable at the option of
                                   the Parent, in whole or in part, at any time on or after January 15, 2000, at the redemption prices set forth herein, together with accrued interest to the date of redemption. In the event the Parent consummates a Public Equity Offering on or prior to January 15, 1999, the Parent may at its option use all or a portion of the proceeds from such offering to redeem up to $35 million principal amount of the Notes at a redemption price equal to 111% of the aggregate principal amount thereof, together with accrued interest to the date of redemption, provided that at least $115 million in aggregate principal amount of Notes remain outstanding immediately after such redemption. See "Description of the Notes -- Redemption."

Mandatory Redemption..........   None.

Guarantees....................   The Notes will be unconditionally guaranteed on
                                   a senior unsecured basis by each of the
                                   Parent's current and certain of the Parent's future subsidiaries, and such Subsidiary Guarantees will rank pari passu in right of payment with all existing and future senior unsecured Indebtedness of the Subsidiary Guarantors. See "Description of the
                                   Notes -- Subsidiary Guarantees of Notes."

Ranking.......................   The Notes will be senior unsecured obligations
                                   of the Parent ranking pari passu in right of payment with all existing and future senior Indebtedness of the Parent and senior to all future Subordinated Indebtedness of the Parent. The Notes and the Subsidiary Guarantees, however, will be effectively subordinated to secured Indebtedness of the Parent and the Subsidiary Guarantors, respectively, with respect to the assets securing such Indebtedness, including Indebtedness of certain Subsidiary Guarantors under the Bank Credit Facilities which is secured by liens on substantially all of the assets of such Subsidiary Guarantors and guaranteed by the Parent. Certain of the Subsidiary Guarantors are the primary obligors under the Bank Credit Facilities, and as of March 31, 1996, approximately $27.3 million of Indebtedness was outstanding under the Bank Credit Facilities, not including $11.1 million reserved pursuant to existing letters of credit. See "Description of the Notes -- Ranking."

Change of Control.............   Upon the occurrence of a Change of Control,
                                   each holder of Notes will have the right to require the Parent to purchase all or a portion of such holder's Notes at a price equal to 101% of the aggregate principal amount thereof, together with accrued interest to the date of purchase. See "Description of the Notes -- Certain Covenants -- Change of Control."

Certain Covenants.............   The Indenture contains certain covenants,
                                   including covenants which limit: (i)
                                   indebtedness; (ii) restricted payments; (iii) issuances and sales of capital stock of restricted subsidiaries; (iv) sale/leaseback transactions; (v) transactions with affiliates; (vi) liens; (vii) asset sales;
                                   (viii) dividends and other payment
                                   restrictions affecting restricted
                                   subsidiaries; (ix) conduct of business; and
                                   (x) mergers, consolidations and sales of assets. See "Description of the
                                   Notes -- Certain Covenants" and "-- Merger,
                                   Consolidation and Sale of Assets."

Transfer Restrictions.........   The Old Notes have not been registered under
                                   the Securities Act and unless so registered may not be offered or sold within the United States to or for the benefit of United States persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. See "Transfer Restrictions on Old Notes." The Exchange Notes would in general be freely tradeable after the Exchange Offer. See "The Exchange Offer" and "Plan of Distribution."

Registration Rights...........   Pursuant to a registration rights agreement
                                   (the "Registration Rights Agreement") by and among the Parent, the Subsidiary Guarantors and the Initial Purchasers, the Company agreed (i) to file a registration statement with the SEC (the "Exchange Offer Registration Statement") with respect to an Exchange Offer to exchange the Old Notes for Exchange Notes within 90 days after the date of original issuance of the Old Notes (which was January 25, 1996) and (ii) to use commercially reasonable best efforts to cause such registration statement to become effective under the Securities Act within 120 days after such issue date. The Registration Statement of which this Prospectus is a part constitutes such Exchange Offer Registration Statement. In the event that applicable law or interpretations of the staff of the SEC do not permit the Company to file the Exchange Offer Registration Statement or to effect the Exchange Offer, or if certain holders of the Notes notify the Company that they are not permitted to participate in, or would not receive freely tradeable Notes pursuant to, the Exchange Offer, the Company will use commercially reasonable best efforts to cause to become effective a registration statement (the "Shelf Registration Statement") with respect to the resale of the Notes and to keep the Shelf Registration Statement effective until three years after the date of original issuance of the Notes. The interest rate on the Notes is subject to increase under certain circumstances if the Company is not in compliance with its obligations under the Registration Rights Agreement. See "Registration Rights Agreement."

                                  RISK FACTORS

     An investment in the Notes involves certain risks that an investor should carefully evaluate in connection with an investment in the Notes. See "Risk Factors."

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

                             (DOLLARS IN THOUSANDS)

     The following table sets forth selected historical and pro forma financial information for the Company and should be read in conjunction with the Consolidated Financial Statements, including the notes thereto, Management's Discussion and Analysis and the information under "Pro Forma Financial Information" included elsewhere in this Prospectus.




                                                                    YEAR ENDED DECEMBER 31,
                                                 --------------------------------------------------------------
                                                                                      PRO FORMA     AS ADJUSTED
                                                   1993        1994        1995        1995(1)        1995(2)
                                                 --------    --------    --------    -----------    -----------
                                                                                     (UNAUDITED)    (UNAUDITED)
INCOME STATEMENT DATA:
Revenue:
  Oil and gas exploration and production.......  $ 40,455    $ 66,076    $ 83,284     $  95,269      $  95,269
  Energy marketing and services................   249,017     260,704     359,620       359,620        359,620
  Natural gas transportation...................    16,480      19,910      26,722        28,587         28,587
  Intercompany.................................    (1,663)     (4,977)    (19,661)      (19,661)       (19,661)
                                                 --------    --------    --------      --------       --------
         Total.................................   304,289     341,713     449,965       463,815        463,815
                                                 --------    --------    --------      --------       --------
Operating costs and expenses:
  Cost of gas sales............................   253,435     265,076     356,186       356,186        356,186
  Other operating and administrative
    expenses...................................    15,018      18,285      18,669        22,772         22,772
  Depreciation, depletion and amortization.....     8,036      19,740      39,209        43,597         43,597
                                                 --------    --------    --------      --------       --------
         Total.................................   276,489     303,101     414,064       422,555        422,555
                                                 --------    --------    --------      --------       --------
Operating income...............................    27,800      38,612      35,901        41,260         41,260
Interest and other income, net.................       704       1,039       3,713         3,713          3,713
Interest expense...............................    (1,983)     (2,938)     (7,732)      (12,660)       (17,715)
                                                 --------    --------    --------      --------       --------
Income before income taxes.....................    26,521      36,713      31,882        32,313         27,258
                                                 --------    --------    --------      --------       --------
Federal and state income taxes.................     7,910      12,556      10,576        10,727          8,957
                                                 --------    --------    --------      --------       --------
Net income.....................................  $ 18,611    $ 24,157    $ 21,306     $  21,586      $  18,301
                                                 ========    ========    ========      ========       ========
OTHER DATA:
EBITDA(3)(4)(5)................................  $ 35,836    $ 58,352    $ 75,110     $  84,857      $  84,857
Capital expenditures...........................  $ 48,455    $ 74,953    $128,699     $ 128,699      $ 128,699
Ratio of EBITDA to interest expense(4)(5)......      18.1x       19.9x        9.7x          6.7x           4.8x
Ratio of earnings to fixed charges(6)..........     13.49x      12.93x       5.05x         3.52x          2.52x

                                                                                 DECEMBER 31, 1995
                                                                             --------------------------
                                                                                               AS
                                                                              ACTUAL       ADJUSTED(7)
                                                                             --------     -------------
                                                                                           (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents..................................................  $  5,846       $   5,846
Working capital............................................................     3,653           3,653
Oil and gas properties, net................................................   204,958         204,958
Total assets(8)............................................................   360,609         365,609
Long-term debt.............................................................   165,529         170,529
Total stockholders' equity.................................................   101,576         101,576

- ---------------

(1) Gives effect to the Rocky Mountain and Michigan Acquisitions. See "Pro Forma Financial Information."

(2) Gives effect to the sale of the Old Notes and the application of the net proceeds therefrom. See "Private Placement" and "Pro Forma Financial Information."

(3) EBITDA represents operating income before depletion, depreciation, amortization, interest expense, and interest and other income. EBITDA is not intended to represent cash flow and does not represent the measure of cash available to the Company. EBITDA is not a generally accepted accounting principle measure, although it does provide additional information for evaluating the Company's ability to make payments on the Notes. EBITDA is also not intended to be an alternative to net income as a measure of operating results.

(4) If the amounts representing the difference between the Tennessee Gas Contract price and the $3.00 per MMBtu interim agreement price were excluded from revenue for the year ended December 31, 1994, EBITDA for that period would have been $45.9 million and the ratio of EDITBA to interest expense would have been 15.6x. See "Risk Factors -- Tennessee Gas Litigation" and Management's Discussion and Analysis.

(5) If the amounts representing the difference between the Tennessee Gas Contract price and the $3.00 per MMBtu interim agreement price were excluded from revenue for the year ended December 31, 1995, EBITDA for that period would have been $34.9 million and the ratio of EBITDA to interest expense would have been 4.5x; and pro forma for the acquisitions EBITDA for 1995 would have been $44.6 million and the ratio of EBITDA to interest expense would have been 3.5x; and the 1995 ratio of EBITDA to interest expense as adjusted for the sale of Notes would have been 2.5x. See "Risk
    Factors -- Tennessee Gas Litigation" and Management's Discussion and
    Analysis.

(6) Income before income taxes plus fixed charges divided by fixed charges. Fixed charges consist of interest expense and a portion of rent considered to represent interest cost.

(7) Gives effect to the sale of the Old Notes and the application of the net proceeds therefrom. See "Private Placement" and "Capitalization."

(8) Includes an approximately $56 million net receivable from Tennessee Gas at December 31, 1995 that is the subject of litigation. See "Risk
    Factors -- Tennessee Gas Litigation" and Management's Discussion and
    Analysis.

           SUMMARY HISTORICAL OIL AND GAS RESERVE AND OPERATING DATA

     The following table sets forth summary information with respect to estimates of the Company's proved oil and gas reserves, for each of the years in the three year period ended December 31, 1995. For additional information relating to the Company's oil and gas reserves and operating data, see Management's Discussion and Analysis and the notes to the Consolidated Financial Statements.

                                                                         DECEMBER 31,
                                                               --------------------------------
                                                                 1993        1994        1995
                                                               --------    --------    --------
RESERVE DATA:
Proved developed reserves:
  Oil (Mbbls)................................................     1,579       1,336       3,808
  Natural gas (MMcf).........................................    61,016      74,215     121,987
     Total (MMcfe)...........................................    70,490      82,231     144,835
Proved undeveloped reserves:
  Oil (Mbbls)................................................       999         983       3,709
  Natural gas (MMcf).........................................     8,724      14,969      18,976
     Total (MMcfe)...........................................    14,718      20,867      41,230
Total proved reserves:
  Oil (Mbbls)................................................     2,578       2,319       7,517
  Natural gas (MMcf).........................................    69,740      89,184     140,963
     Total (MMcfe)...........................................    85,208     103,098     186,065
Estimated future net revenue before income taxes($000)(1)....  $285,278    $307,533    $405,049
Present value of future net revenues before income
  taxes($000)(2).............................................  $210,923    $248,217    $291,085
Standardized measure of discounted future net cash
  flows($000)(3).............................................  $160,884    $179,660    $231,763
Reserve replacement percentage...............................     412.8%      242.3%      508.6%
Reserve life (in years)(4)...................................      10.6         8.2         7.2

                                                                     YEAR ENDED DECEMBER 31,
                                                                  -----------------------------
                                                                   1993       1994       1995
                                                                  -------    -------    -------
NET PRODUCTION DATA:
Oil (Mbbls).....................................................      179        211        196
Natural gas (MMcf):
  Tennessee Gas Contract........................................    4,472      6,851      6,924
  Other.........................................................    2,505      4,453     12,205
                                                                  -------    -------    -------
     Total......................................................    6,977     11,304     19,129
Total (MMcfe)...................................................    8,051     12,570     20,305
OTHER DATA:
Average sales prices:
  Oil ($ per Bbl)...............................................  $ 17.57    $ 15.16    $ 17.28
  Natural gas ($ per Mcf):
     Tennessee Gas Contract.....................................     7.09       7.49       7.90
     Other......................................................     2.02       1.81       1.62
     Average....................................................     5.27       5.54       4.29
Average lifting cost ($ per Mcfe)...............................     0.62       0.56       0.33

- ---------------

(1)  Reflects future cash inflows less future production and development costs.

(2) Reflects estimated future net revenue before income taxes discounted at 10% annually.

(3) Reflects present value of future net revenue before income taxes, less future income taxes discounted at 10%.

(4)  Reserve life at December 31, 1995 reflects 1995 pro forma production.

                                  RISK FACTORS

     In addition to the other information set forth elsewhere in this Prospectus and the documents incorporated herein by reference, the following factors should be carefully evaluated in connection with an investment in the Notes.

TENNESSEE GAS LITIGATION

     The Company, as one of the sellers, is involved in certain litigation with Tennessee Gas Pipeline Company ("Tennessee Gas"), as the buyer, regarding a natural gas purchase contract covering certain producing acreage units within the Bob West Field (the "Tennessee Gas Contract") that runs through January 1999. The Tennessee Gas Contract provides that Tennessee Gas will take or pay for 85% of the sellers' delivery capacity from wells within these units at certain defined prices. These prices are currently greatly in excess of spot market prices ($8.17 per MMBtu during December 1995, plus reimbursement for severance taxes, compared to average spot market prices for natural gas of $2.02 per MMBtu during that month). Although Tennessee Gas contested, among other things, both the volume and price provisions of this contract, the Texas Supreme Court recently upheld the price provision and remanded the case to the trial court to determine whether the volumes of natural gas that have been delivered to Tennessee Gas were produced and delivered in good faith and were not unreasonably disproportionate to a normal or otherwise comparable prior output or to the expectation of the parties. Pending a final resolution of the litigation and pursuant to a series of interim agreements between the parties in effect since October 1994, Tennessee Gas has been purchasing monthly not less than 85% of the natural gas delivery capacity, if available, and paying $3.00 per MMBtu. The excess of $3.00 per MMBtu over the market price for natural gas delivered since August 1, 1995 (but not for the earlier deliveries covered by the interim agreements) is refundable to Tennessee Gas to the extent required by a final judgment against the Company. The acceptance of the $3.00 per MMBtu does not constitute any waiver by the Company of its claim for the full contract price for all natural gas taken by Tennessee Gas. The latest interim agreement is in effect through the earlier of issuance of mandate from the Texas Supreme Court or April 30, 1996, unless extended by the parties.

     As of December 31, 1995, the Company had recorded cumulative revenue of approximately $155 million for natural gas sold under the Tennessee Gas Contract based on the prices as defined in the contract, of which approximately $112 million (approximately $61 million of which has actually been received by the Company) is at issue in the litigation. In accordance with the provisions of such contract, the Company continues to accrue an accounts receivable amount (which includes interest as provided for in the contract) due from Tennessee Gas that reflects the difference between the amount that Tennessee Gas has paid for natural gas under the interim agreements between the parties and the price that would have been paid pursuant to the terms of the Tennessee Gas Contract. At December 31, 1995, such receivable (which includes accrued interest income and is net of deferred severance taxes and other payables) was $56.4 million. The Company anticipates this amount will continue to increase. If Tennessee Gas ultimately prevails in this litigation, and depending on the amount of natural gas for which the courts determine that Tennessee Gas should have paid the spot market price rather than the contract price, the Company could be required (i) to write off a portion or all of its account receivable that is attributable to Tennessee Gas and (ii) to return a portion or all of the disputed amounts received (plus interest if it is awarded by the courts) to Tennessee Gas.

     If the outcome of the litigation requires the Company to repay significant amounts to Tennessee Gas, the Company's liquidity and cash flow could be materially and adversely affected. In such event, there can be no assurance that the Company would be able to generate sufficient funds to repay (or finance a repayment of) the amounts due to Tennessee Gas and continue to pay the principal of and interest on the Notes.

     If Tennessee Gas ultimately prevails in the litigation, the award of a significant judgment against the Company could result in a default and lead to the acceleration of the Company's indebtedness under the Bank Credit Facilities and the Indenture.

     The natural gas dedicated to the Tennessee Gas Contract is produced from the Bob West Field. The PV-10 attributable to the Company's proved reserves in the Bob West Field has been calculated based in part on the contract price with Tennessee Gas and with the assumption that 85% of the Company's delivery capacity from the specified units in the field will be sold at such price during the life of the contract. At December 31, 1995, the PV-10 for the Bob West Field was $115.2 million. If calculated using the $3.00 per MMBtu price in effect pursuant to the interim agreements between the parties to the litigation instead of the contract price, the PV-10 for the Bob West Field would have been $37.5 million. If calculated using December 31, 1995 spot market prices of $2.05 per MMBtu instead of the contract price, the PV-10 for the Bob West Field would have been $27.0 million. See Management's Discussion and Analysis and Note 7 to the Consolidated Financial Statements.

CERTAIN PROVISIONS OF THE TENNESSEE GAS CONTRACT

     Tennessee Gas has the right under the Tennessee Gas Contract, except as modified by the interim agreements discussed above, to elect not to take natural gas for any period of a contract year and to defer payment for its decision not to take such natural gas until the end of the contract year (defined as January 31 of each year). A decision by Tennessee Gas not to take natural gas for a significant period of time would result in the Company's natural gas production subject to the Tennessee Gas Contract being shut-in for the relevant period and could materially and adversely affect the Company's cash flow within a contract year.

SUBSTANTIAL INDEBTEDNESS AND RESTRICTIONS

     At March 31, 1996, the Company had approximately $177.3 million of outstanding indebtedness (including the Old Notes) and $11.1 million reserved pursuant to existing letters of credit under its Bank Credit Facilities. The Company may incur additional indebtedness under the Bank Credit Facilities. The Company's level of indebtedness will have several important effects on its future operations. A significant portion of the Company's cash flow from operations must be dedicated to the payment of interest on its indebtedness and will not be available for other purposes. The covenants contained in the Bank Credit Facilities and the Indenture will require the Company to meet certain financial tests. Other restrictions will limit its ability to borrow additional funds or to dispose of assets and may affect the Company's flexibility in planning for and reacting to changes in its business, including possible acquisition activities. The Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may also be restricted. There can be no assurance that the Company will be able to remain in compliance with the financial ratios prescribed under the Bank Credit Facilities. Failure to do so would result in a default and could lead to the acceleration of the Company's indebtedness under the Bank Credit Facilities and the Indenture. Moreover, if the Company's revenues were to decrease as a result of lower oil and gas prices, decreased production or otherwise, the borrowing base under the Bank Credit Facilities could be reduced and could lead to the acceleration of the Company's indebtedness under the Bank Credit Facilities and the Indenture. See Management's Discussion and Analysis and "Description of the Notes -- Certain Covenants."

     This level of indebtedness and the resulting restrictions on the Company may pose substantial risks to holders of the Notes, including the possibility that the Company might not generate sufficient cash flow to pay the principal of and interest on the Notes.

HOLDING COMPANY STRUCTURE; EFFECTIVE SUBORDINATION

     The Notes are the direct obligation of the Parent, a holding company whose primary assets are the capital stock of its subsidiaries. As a result, the Company's cash flow and consequent ability to service its debt will be dependent upon the earnings and cash flow of its subsidiaries and the distribution of that cash to the Parent. The Bank Credit Facilities impose certain limitations on the ability of subsidiaries of the Parent to declare dividends or make distributions or advances to the Parent in the event of default.

     Apart from the Old Notes, all of the Company's existing indebtedness has been incurred through the Bank Credit Facilities. The indebtedness under the Bank Credit Facilities is at the subsidiary level, and is secured by substantially all the assets of such subsidiaries. The lenders under the Bank Credit Facilities have claims with respect to the assets constituting collateral for the Bank Credit Facilities that are prior to the claims of holders of the Notes. See Management's Discussion and Analysis. In the event of a default on the

Notes, or a bankruptcy, liquidation or reorganization of the Company, such assets will be available to satisfy obligations under the Bank Credit Facilities before any payment therefrom could be made on the Notes. Accordingly, the Notes and the Subsidiary Guarantees will be effectively subordinated to claims of the lenders under the Bank Credit Facilities to the extent of such pledged collateral. As of March 31, 1996, the total debt outstanding under the Bank Credit Facilities was $27.3 million, and an additional $11.1 million was reserved pursuant to existing letters of credit.

EFFECTS OF CHANGING OIL AND GAS PRICES

     The Company's future financial condition and results of operations are highly dependent on the demand and prices received for the Company's oil and gas production and on the costs of acquiring, developing and producing reserves. Oil and gas prices have historically been volatile and are expected by the Company to continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond the Company's control. These factors include political conditions in the Middle East and elsewhere, the foreign supply of oil and gas, the price of foreign imports, the level of consumer product demand, weather conditions, domestic and foreign government regulations and taxes, the price and availability of alternative fuels and overall economic conditions. Declines in oil and gas prices may adversely affect the Company's cash flow, liquidity and profitability. Lower oil and gas prices also may reduce the amount of the Company's oil and gas that can be produced economically. It is impossible to predict future oil and gas price movements with any certainty.

ESTIMATES OF RESERVES AND FUTURE NET CASH FLOWS

     There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves, including many factors beyond the Company's control. This Prospectus (including the documents incorporated herein by reference) include independent engineering estimates of the Company's oil and gas reserves and future net cash flows that are based on the reports of four different firms. Petroleum engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. Estimates of economically recoverable oil and gas reserves and of future net cash flow necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulation by governmental agencies, assumptions concerning future oil and gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary significantly. Actual production, revenues and expenditures with respect to the Company's reserves likely will vary from estimates, and such variances may be material. In addition, the Company's reserves and future cash flows may be subject to revisions, based upon production history, results of future development, oil and gas prices, performance of counterparties under agreements to which the Company is a party, operating and development costs and other factors.

     The PV-10 values referred to in this Prospectus (including the documents incorporated herein by reference) should not be construed as the current market value of the estimated oil and gas reserves attributable to the Company's properties. In accordance with applicable requirements of the SEC, PV-10 is generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as the amount and timing of actual production, supply and demand for oil and gas, curtailments or increases in consumption by natural gas purchasers and changes in governmental regulations or taxation. The timing of actual future net cash flows from proved reserves, and thus their actual present value, will be affected by the timing of both the production and the incurrence of expenses in connection with development and production of oil and gas properties. In addition, the 10% discount factor, which is required by the SEC to be used to calculate PV-10 for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the Company and its properties or the oil and gas industry in general.

RESERVE REPLACEMENT RISKS; SUBSTANTIAL CAPITAL REQUIREMENTS

     The Company's prospects for future growth and profitability will depend predominately on its ability to replace present reserves through exploratory drilling and acquisitions as well as on its ability to successfully develop additional reserves. The decision to purchase, explore or develop an interest or property will depend in part on the evaluation of data obtained through geophysical and geological analyses and engineering studies, the results of which are often inconclusive or subject to varying interpretations. There can be no assurance that the Company's acquisition and exploration activities or planned development projects will result in significant additional reserves or that the Company will have continuing success at drilling productive wells.

     The Company has made, and likely will continue to make, substantial capital expenditures in connection with the acquisition, exploration and development of oil and gas properties. Historically, the Company has funded its capital expenditures with funds from operations and long-term debt financing. The Company anticipates that the net proceeds of the sale of the Notes, together with its cash flow from operations and the availability of credit under the Bank Credit Facilities, will be sufficient to meet the capital expenditures budgeted for drilling and acquisition activities in 1996. Future cash flows and the availability of credit are subject to a number of variables, such as the level of production from existing wells, prices of oil and gas and the Company's success in locating and producing new reserves. If revenues were to decrease as a result of lower oil and gas prices, decreased production or otherwise, and the Company had no availability under its Bank Credit Facilities, the Company could be limited in its ability to replace its reserves or to maintain production at current levels, resulting in a decrease in production and revenue over time. If the Company's cash flow from operations and availability under its Bank Credit Facilities are not sufficient to satisfy its capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements.

COMPETITION

     The oil and gas industry is highly competitive. The Company competes in the areas of reserve acquisitions and the exploration, development, production and marketing of oil and gas, as well as contracting for equipment and securing personnel, with major oil and gas companies, other independent oil and gas concerns and individual producers and operators. Many of these competitors have financial and other resources which substantially exceed those available to the Company.

CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase any or all of the outstanding Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any. In the event of such a Change of Control, there can be no assurance that the Company would have sufficient funds available to purchase any Notes tendered or that such repurchase would not be prohibited by the terms of the Bank Credit Facilities or other senior Indebtedness. See "Description of the Notes -- Certain Covenants -- Change of Control."

DRILLING, MARKETING AND ACQUISITION RISKS

     Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered, and there can be no assurance that new wells drilled by the Company will be productive or that the Company will recover all or any portion of its investment. Drilling for oil and gas may involve unprofitable efforts, not only from non-productive wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating, and other costs. The cost of drilling, completing and operating wells is often uncertain. The Company's drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond the Company's control, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment and services.

     The Company's ability to market its oil and gas production at commercially acceptable prices is dependent on, among other factors, the availability and capacity of gathering systems and pipelines, federal and state regulation of production and transportation, general economic conditions, and changes in supply and in demand.

     Acquisitions of producing oil and gas properties and volumetric production payments have been an important element of the Company's success, and the Company will continue to seek acquisitions in the future. Even though the Company performs a review (including a limited review of title and other records) of the major properties it seeks to acquire that it believes is consistent with industry practices, such reviews are inherently incomplete and it is generally not feasible for the Company to review in-depth every property and all records. Even an in-depth review may not reveal existing or potential problems or permit the Company to become familiar enough with the properties to assess fully their deficiencies and capabilities, and the Company often assumes environmental and other liabilities in connection with acquired properties.

OPERATING HAZARDS AND UNINSURED RISKS

     The Company's operations are subject to numerous risks inherent in the oil and gas industry, including the risks of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental accidents such as oil spills, natural gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. The Company's operations may be materially curtailed, delayed or canceled as a result of numerous factors, including the presence of unanticipated pressure or irregularities in formations, accidents, title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. In accordance with customary industry practice, the Company maintains insurance against some, but not all, of the risks described above. There can be no assurance that the levels of insurance maintained by the Company will be adequate to cover any losses or liabilities. The Company cannot predict the continued availability of insurance, or availability at commercially acceptable premium levels.

GOVERNMENT REGULATION

     The Company's business is subject to certain federal, state and local laws and regulations relating to the drilling for and production, transportation and marketing of oil and gas, as well as environmental and safety matters. Such laws and regulations have generally become more stringent in recent years, often imposing greater liability on an increasing number of parties. Because the requirements imposed by such laws and regulations are frequently changed, the Company is unable to predict the effect or cost of compliance with such requirements or their effects on oil and gas use or prices. In addition, legislative proposals are frequently introduced in Congress and state legislatures which, if enacted, might significantly affect the oil and gas industry. In view of the many uncertainties which exist with respect to any legislative proposals, the effect on the Company of any legislation which might be enacted cannot be predicted.

ABSENCE OF A PUBLIC MARKET FOR THE EXCHANGE NOTES

     The Exchange Notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes or, the ability or price at which the holders of Exchange Notes would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among others, prevailing interest rates, the Company's operating results and the market for similar securities. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange. The investment banking firms that are the Initial Purchasers have informed the Company that they currently intend to make a market for the Exchange Notes. However, they are not so obligated, and any such market making may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer or the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Untendered Old Notes not exchanged for Exchange Notes pursuant to the Exchange Offer will remain subject to the existing restrictions upon transfer of such Old Notes. See "Transfer Restrictions on Old Notes." Because the Company anticipates that most holders of Old Notes will elect to exchange such Old Notes for Exchange Notes due to the general lack of restrictions on the resale of Exchange Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Old Notes remaining after the consummation of the Exchange Offer may be substantially limited. Additionally, holders (other than Restricted Holders) of any Old Notes not tendered in the Exchange Offer prior to the Expiration Date will not be entitled to require the Company to file the Shelf Registration Statement and the stated interest rate on such Old Notes will remain at its initial level of 11%. See "Registration Rights Agreement."

                                  THE COMPANY

     KCS Energy, Inc. is an independent energy company primarily engaged in the acquisition, exploration, development and production of natural gas and crude oil. The Company was formed in 1988 in connection with the spin-off of the non-utility operations of NUI Corporation, a New Jersey-based natural gas distribution company that had been engaged in the oil and gas exploration and production business since the late 1960s. As a result of the spin-off from NUI Corporation in 1988, the Company was involved in several unrelated businesses including propane distribution, data processing, natural gas marketing and oil and gas exploration and production. In the course of the two years following the spin-off, the Company sold both the propane distribution company and the data processing company, as well as other non-strategic assets, and invested the net proceeds in its core energy business. Since December 1990, the Company has increased its proved oil and gas reserves 395%, a compound annual rate of 49%, to 186.1 Bcfe at December 31, 1995. During this five-year period, the Company also increased production 392%, a compound annual rate of 49%, and replaced 400% of its production, primarily through a combination of development drilling and acquisition activities. As of December 31, 1995, the Company's PV-10 was $291.1 million.

     The Company's operations to date have been focused on properties in the Gulf Coast region. The Company's recently completed Rocky Mountain Acquisition has expanded the Company's operations into certain major producing basins in Wyoming, Colorado and Montana. At December 31, 1995, the Company had working interests in 901 producing wells (413 of which it operates). The Company augments its working interest ownership of properties with a volumetric production payment program that covers properties located primarily in the offshore Gulf Coast region and, with the recent Michigan Acquisition, in the Niagaran Reef trend in Michigan. At December 31, 1995, approximately 76% of the Company's proved reserves were natural gas, approximately 78% of total proved reserves were classified as proved developed, and the average reserve life (based on fiscal 1995 pro forma production) was estimated to be 7.2 years.

     The Company's largest single producing field is the Bob West Field in south Texas, which accounted for approximately 34% of the Company's production during 1995 from its interests in 48 wells (18 of which it operates). Substantially all of the Company's natural gas sold from the Bob West Field is covered by a take-or-pay contract with Tennessee Gas that runs through January 1999 and is currently the subject of litigation. (See "Risk Factors -- Tennessee Gas Litigation," and Note 7 to Consolidated Financial Statements.)

     The Company also operates a natural gas transportation business and an energy marketing and services business, which together contributed less than 5% of the Company's operating income during 1995. The natural gas transportation business consists of approximately 500 miles of pipelines, including a 150-mile intrastate pipeline system and related gathering lines located between Houston and Dallas, Texas and 16 natural gas gathering systems in Texas, Montana and Louisiana. Through its energy marketing and services business, the Company buys and resells natural gas directly to industrial and commercial end users and also offers energy supply, transportation and risk management services.

     The Company's principal operating offices are located at 5555 San Felipe, Suite 1200, Houston, Texas 77056 and its telephone number is (713) 877-8006. The Company's executive offices are located at 379 Thornall Street, Edison, New Jersey 08837 and its telephone number is (908) 632-1770.

                               PRIVATE PLACEMENT

     On January 25, 1996, the Company completed the private sale to the Initial Purchasers of $150,000,000 principal amount of the Old Notes at a price of 97.25% of the principal amount thereof in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Initial Purchasers thereupon offered and resold the Old Notes only to qualified institutional buyers and a limited number of institutional accredited investors at an initial price to such purchasers of 100% of the principal amount thereof. The net proceeds to the Company were approximately $145 million after deducting expenses of the offering. These net proceeds from the offering were utilized by the Company to reduce by $120 million the outstanding indebtedness under the Company's current bank credit facilities described in Management's Discussion and Analysis (the "Bank Credit Facilities") and to repay a $25 million note sold to a third party in November 1995.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange a like principal amount of Old Notes, the terms of which are identical in all material respects to the Exchange Notes. The Old Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in capitalization of the Company.

                                 CAPITALIZATION

     The following table sets forth as of December 31, 1995 (i) the capitalization of the Company, and (ii) the as adjusted capitalization to give effect to the sale of the Old Notes on January 25, 1996, the receipt of the net proceeds therefrom (after deducting offering expenses totaling $5.0 million) and the application of such net proceeds as set forth under "Private Placement." The table should be read in conjunction with Management's Discussion and Analysis and the Consolidated Financial Statements.

                                                                         DECEMBER 31, 1995
                                                                      -----------------------
                                                                       ACTUAL     AS ADJUSTED
                                                                      --------    -----------
                                                                          (IN THOUSANDS)
Current portion of long-term debt...................................  $     --     $      --
Long-term debt:
  Master Note Facility..............................................    76,255         4,655
  Receivables Facility..............................................    26,900        15,500
  VPP Facility......................................................    38,000         1,000
  Note Financing(1).................................................    24,374            --
  11% Notes due 2003(1).............................................        --       149,374
                                                                      --------      --------
          Total long-term debt......................................   165,529       170,529
Stockholders' equity:
  Preferred stock; authorized 5,000,000 shares, none issued.........        --            --
  Common stock, par value $0.01 per share; authorized 50,000,000
     shares, 12,379,885 shares issued...............................       124           124
  Additional paid-in capital(1).....................................    24,910        24,910
  Retained earnings.................................................    79,814        79,814
  Less treasury stock, 892,748 shares at cost.......................    (3,272)       (3,272)
                                                                      --------      --------
          Total stockholders' equity................................   101,576       101,576
                                                                      --------      --------
          Total capitalization......................................  $267,105     $ 272,105
                                                                      ========      ========

- ---------------

(1) Includes $626,000 debt discount associated with the warrants issued in conjunction with the Note Financing.

                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information is derived from the historical financial statements of the Company incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

     The unaudited Pro Forma Condensed Statement of Consolidated Income for the year ended December 31, 1995 reflects the Rocky Mountain and Michigan Acquisitions as if such transactions had occurred on January 1, 1995. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1995 reflects the sale of the Old Notes and the application of the net proceeds therefrom, as if such transaction had occurred on December 31, 1995. The unaudited pro forma financial data should be read in conjunction with the notes thereto and the Consolidated Financial Statements.

     The unaudited pro forma financial data do not purport to be indicative of the financial position or results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal crude oil and natural gas production declines, changes in prices received for crude oil and natural gas, future acquisitions and dispositions of reserves, changes in estimates of reserves and of the future net revenues therefrom and other factors.

                       KCS ENERGY, INC. AND SUBSIDIARIES

              PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
            (UNAUDITED, DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                    PRO FORMA
                                                   ADJUSTMENTS
                                           ---------------------------
                                              ROCKY                         PRO FORMA        OFFERING            AS
                            HISTORICAL      MOUNTAIN         MICHIGAN        COMBINED       ADJUSTMENTS       ADJUSTED
                            ----------     -----------      ----------      ----------      -----------      -----------
Revenue.................... $  449,965     $     5,619      $    8,231(a)   $  463,815      $                $   463,815
Operating costs and
  expenses
  Cost of gas sales........    356,186                                         356,186                           356,186
  Other operating and
     administrative
     expenses..............     18,669           2,848             605          22,772                            22,772
                                                   650(b)
  Depreciation, depletion
     and amortization......     39,209           1,606(c)        2,782(c)       43,597                            43,597
                            ----------      ----------      ----------      ----------       ----------       ----------
     Operating costs and
       expenses............    414,064           5,104           3,387         422,555                           422,555
                            ----------      ----------      ----------      ----------       ----------       ----------
     Operating income......     35,901             515           4,844          41,260                            41,260
Interest and other income,
  net......................      3,713                                           3,713                             3,713
Interest expense...........     (7,732)         (2,541)(d)      (2,387)(d)     (12,660)          (5,055)(e)      (17,715)
                            ----------      ----------      ----------      ----------       ----------       ----------
Income (loss) before income
  taxes (benefit)..........     31,882          (2,026)          2,457          32,313           (5,055)          27,258
Federal and state income
  taxes (benefit)..........     10,576            (709)(f)         860(f)       10,727           (1,770)(f)        8,957
                            ----------      ----------      ----------      ----------       ----------       ----------
          Net income
            (loss)......... $   21,306     $    (1,317)     $    1,597      $   21,586      $    (3,285)     $    18,301
                            ==========      ==========      ==========      ==========       ==========       ==========
Earnings per share of
  common stock and common
  stock equivalents........ $     1.81     $      (.11)     $      .14      $     1.84      $      (.28)     $      1.56
                            ==========      ==========      ==========      ==========       ==========       ==========
Average shares of common
  stock and common stock
  equivalents
  outstanding.............. 11,760,701      11,760,701      11,760,701      11,760,701       11,760,701       11,760,701

See accompanying notes to pro forma condensed consolidated financial statements.

                       KCS ENERGY, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1995
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                                           OFFERING       AS
                                                             HISTORICAL    ADJUSTMENTS ADJUSTED
                                                             --------      ------      --------
                           ASSETS
Current assets
  Cash and cash equivalents................................. $  5,846      $           $  5,846
  Trade accounts receivable, net............................   58,052                    58,052
  Fuel inventories..........................................      782                       782
  Other current assets......................................    3,374                     3,374
                                                             --------      ------      --------
          Current assets....................................   68,054                    68,054
                                                             --------      ------      --------
Property, plant and equipment
  Oil and gas properties, full cost method, net.............  204,958                   204,958
  Natural gas transportation systems, net...................   22,345                    22,345
  Other property, plant and equipment, net..................    2,013                     2,013
                                                             --------      ------      --------
          Property, plant and equipment, net................  229,316                   229,316
                                                             --------      ------      --------
Other assets
  Receivable from Tennessee Gas.............................   56,437                    56,437
  Investments and other assets..............................    6,802       5,000(g)     11,802
                                                             --------      ------      --------
          Other assets......................................   63,239       5,000        68,239
                                                             --------      ------      --------
                                                             $360,609      $5,000      $365,609
                                                             ========      ======      ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable.......................................... $ 59,475      $           $ 59,475
  Accrued liabilities.......................................    4,926                     4,926
                                                             --------      ------      --------
          Current liabilities...............................   64,401                    64,401
                                                             --------      ------      --------
Deferred credits and other liabilities......................   29,103                    29,103
Long-term debt..............................................  165,529       5,000(g)    170,529
Stockholders' equity
  Preferred Stock; authorized 5,000,000 shares, none
     issued.................................................       --                        --
  Common Stock, par value $0.01 per share; authorized
     50,000,000 shares, issued 12,379,885...................      124                       124
  Additional paid-in capital................................   24,910                    24,910
  Retained earnings.........................................   79,814                    79,814
  Less treasury stock, 892,748 shares, at cost..............   (3,272)                   (3,272)
                                                             --------      ------      --------
          Total stockholders' equity........................  101,576                   101,576
                                                             --------      ------      --------
                                                             $360,609      $5,000      $365,609
                                                             ========      ======      ========

See accompanying notes to pro forma condensed consolidated financial statements.

                       KCS ENERGY, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying pro forma financial statements of the Company have been prepared to reflect certain adjustments to the historical consolidated financial statements of the Company. The unaudited Pro Forma Condensed Statement of Consolidated Income for the year ended December 31, 1995 reflects the Rocky Mountain and Michigan Acquisitions as if such transactions had occurred on January 1, 1995. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1995 reflects the sale of the Old Notes and the application of the net proceeds therefrom, as if such transaction had occurred on December 31, 1995.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED INCOME:

     a. Pro forma revenue for the volumetric production payment acquired in the Michigan Acquisition was calculated using the scheduled volumes to be delivered in the first year of the volumetric production payment agreement and the prices that would have been in effect during the pro forma period presented.

     b. Adjustment to reflect general and administrative expenses associated with the Rocky Mountain properties.

     c. Adjustment to reflect additional depreciation, depletion and amortization expense calculated using the future gross revenue method after giving effect to the Rocky Mountain and Michigan Acquisitions.

     d. Adjustment to reflect incremental interest expense on additional borrowings made to fund the Rocky Mountain and Michigan Acquisitions calculated using the rates that would have been in effect under the borrowing facility used to finance the acquisition.

     e. Adjustment to (i) eliminate historical interest expense on additional borrowings made to fund the Rocky Mountain and Michigan Acquisitions and
        (ii) reflect incremental interest expense related to the sale of the Notes.

     f. Adjustment to the provision for income taxes related to the above adjustments.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET:

     g. Adjustment to reflect the sale of the Old Notes and application of the net proceeds therefrom and related debt issuance costs to be amortized.

                         SELECTED FINANCIAL INFORMATION

     The historical financial data presented below for and as of the end of the five years ended December 31, 1995 are derived from the Company's audited financial statements. Such financial statements were audited by Arthur Andersen LLP. The information in this table should be read in conjunction with Management's Discussion and Analysis and the Consolidated Financial Statements, including the notes thereto, incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

                                                                    YEAR ENDED DECEMBER 31,
                                                    --------------------------------------------------------
                                                      1991        1992        1993        1994        1995
                                                    --------    --------    --------    --------    --------
                                                                     (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenue:
  Oil and gas exploration and production..........  $  9,573    $ 13,505    $ 40,455    $ 66,076    $ 83,284
  Energy marketing and services...................   100,700     131,071     249,017     260,704     359,620
  Natural gas transportation......................     7,391      12,955      16,480      19,910      26,722
  Intercompany....................................      (437)     (3,252)     (1,663)     (4,977)    (19,661)
                                                    --------    --------    --------    --------    --------
         Total....................................   117,227     154,279     304,289     341,713     449,965
                                                    --------    --------    --------    --------    --------
Operating costs and expenses:
  Cost of gas sales...............................   100,072     133,590     253,435     265,076     356,186
  Other operating and administrative expenses.....    10,017      10,806      15,018      18,285      18,669
  Depreciation, depletion and amortization........     3,227       3,800       8,036      19,740      39,209
                                                    --------    --------    --------    --------    --------
         Total....................................   113,316     148,196     276,489     303,101     414,064
                                                    --------    --------    --------    --------    --------
Operating income..................................     3,911       6,083      27,800      38,612      35,901
Interest and other income, net....................       787         757         704       1,039       3,713
Interest expense..................................    (1,239)     (1,297)     (1,983)     (2,938)     (7,732)
                                                    --------    --------    --------    --------    --------
Income before income taxes........................     3,459       5,543      26,521      36,713      31,882
                                                    --------    --------    --------    --------    --------
Federal and state income taxes....................       885       1,533       7,910      12,556      10,576
                                                    --------    --------    --------    --------    --------
Net income........................................  $  2,574    $  4,010    $ 18,611    $ 24,157    $ 21,306
                                                    ========    ========    ========    ========    ========
OTHER DATA:
EBITDA(1)(2)(3)...................................  $  7,138    $  9,883    $ 35,836    $ 58,352    $ 75,110
Capital expenditures..............................  $  8,559    $ 13,868    $ 48,455    $ 74,953    $128,699
Ratio of EBITDA to interest expense(2)(3).........       5.8x        7.6x       18.1x       19.9x        9.7x
Ratio of earnings to fixed charges(4).............      3.51x       4.86x      13.49x      12.93x       5.05x
Ratio of total debt to EBITDA(2)(3)...............       2.2x        2.2x        1.1x        1.1x        2.2x
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents.........................  $  1,914    $  4,292    $  5,369    $    988    $  5,846
Working capital...................................     4,002       5,967      10,367       2,646       3,653
Oil and gas properties, net.......................    19,028      30,827      70,477     125,621     204,958
Total assets(5)...................................    72,077      88,220     165,990     214,423     360,609
Long-term debt....................................    15,707      21,637      36,289      61,970     165,529
Total stockholders' equity........................    26,317      30,233      59,765      80,668     101,576

- ---------------

(1) EBITDA represents operating income before depletion, depreciation, amortization, interest expense, and interest and other income. EBITDA is not intended to represent cash flow and does not represent the measure of cash available to the Company. EBITDA is not a generally accepted accounting principle measure, although it does provide additional information for evaluating the Company's ability to make payment on the Notes. EBITDA is also not intended to be an alternative to net income as a measure of operating results.

(2) If the amounts representing the difference between the Tennessee Gas Contract price and the $3.00 per MMBtu interim agreement price were excluded from revenue for the year ended December 31, 1994, EBITDA for that period would have been $45.9 million and the ratio of EDITBA to interest expense would have been 15.6x and the ratio of total debt to EBITDA would have been 1.4x. See "Risk Factors -- Tennessee Gas Litigation" and Management's Discussion and Analysis.

(3) If the amounts representing the difference between the Tennessee Gas Contract price and the $3.00 per MMBtu interim agreement price were excluded from revenue for the year ended December 31, 1995, EBITDA for that period would have been $34.9 million and the ratio of EBITDA to interest expense would have been 4.5 and the ratio of total debt to EBITDA would have been 4.8x. See "Risk Factors -- Tennessee Gas Litigation" and Management's Discussion and Analysis.

(4) Income before income taxes plus fixed charges divided by fixed charges. Fixed charges consist of interest expense and a portion of rent considered to represent interest cost.

(5) Includes an approximately $56 million net receivable from Tennessee Gas at December 31, 1995 that is the subject of litigation. See "Risk
    Factors -- Tennessee Gas Litigation" and Management's Discussion and
    Analysis.

                               THE EXCHANGE OFFER

GENERAL

     In connection with the sale of the Old Notes, the purchasers thereof became entitled to the benefits of certain registration rights under the Registration Rights Agreement. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement. See "Registration Rights Agreement."

     For each $1,000 principal amount of Old Notes surrendered to the Parent pursuant to the Exchange Offer, the holder of such Old Notes will receive $1,000 principal amount of Exchange Notes. Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Parent will accept all Old Notes properly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in integral multiples of $1,000 principal amount.

     Under existing interpretations of the staff of the SEC, the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act by the respective holders thereof (other than a "Restricted Holder," being (i) a broker-dealer who purchased Old Notes exchanged for such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holders is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of such Exchange Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Parent that such conditions have been met. Any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes could not rely on such interpretation by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including that (i) it is neither an affiliate of the Parent nor a broker-dealer tendering Old Notes acquired directly from the Parent for its own account, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business and (iii) it is not participating in, and it has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes. In addition, in connection with any resales of Exchange Notes, any broker-dealer (a "Participating Broker-Dealer") who acquired Old Notes for its own account as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The staff of the SEC has taken the position in no-action letters issued to third parties that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of Old Notes) with this Prospectus, as it may be amended or supplemented from time to time. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers to use this Prospectus, as it may be amended or supplemented from time to time, in connection with the resale of such Exchange Notes. See "Plan of Distribution."

     The Exchange Offer shall be deemed to have been consummated upon the earlier to occur of (i) the Parent having exchanged Exchange Notes for all outstanding Old Notes (other than Old Notes held by a Restricted Holder) pursuant to the Exchange Offer and (ii) the Parent having exchanged, pursuant to the Exchange Offer, Exchange Notes for all Old Notes that have been tendered and not withdrawn on the date that is 30 days following the commencement of the Exchange Offer. In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act.

     As of the date of this Prospectus, $150,000,000 principal amount of Old Notes are issued and outstanding. In connection with the issuance of the Old Notes, the Parent arranged for the Old Notes to be eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screen based, automated market trading of securities eligible for resale under Rule 144A.

     The Parent shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Parent has given oral or written notice thereof to the Exchange Agent. See "-- Exchange Agent." The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving Exchange Notes from the Parent and delivering Exchange Notes to such holders. If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date. Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

     This Prospectus, together with the accompanying Letter of Transmittal, is
being sent to all registered holders as of April   , 1996.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean               , 1996 unless the
Parent, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. In order to extend the Expiration Date, the Parent will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Parent is extending the Exchange Offer for a specified period of time. The Parent reserves the right (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth herein under "--Termination" shall have occurred and shall not have been waived by the Parent (if permitted to be waived by the Parent), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Parent to constitute a material change, the Parent will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment. Without limiting the manner in which the Parent may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Parent shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest payable semi-annually on January 15 and July 15 of each year, commencing July 15, 1996. Holders of Exchange Notes of record on July 1, 1996 will receive interest on July 15, 1996 from the date of issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the date of issuance of the Old Notes, January 25, 1996, to the date of exchange thereof. Consequently, assuming the Exchange Offer is consummated prior to the record date in respect of the July 15, 1996 interest payment for the Old Notes, holders who exchange their Old Notes for Exchange Notes will receive the same interest payment on July 15, 1996 that they would have received had they not accepted the Exchange Offer. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. The tender by a holder of Old Notes will constitute an agreement between such holder and the Parent in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such holders. The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Parent. Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Parent or any other person who has obtained a properly completed stock power from the registered holder.

     Any beneficial holder whose Old Notes are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on behalf of the registered holder. If such beneficial holder wishes to tender directly, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time. If the Letter of Transmittal is signed by the record holder(s) of the Old Notes tendered thereby, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If the Letter of Transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the Old Notes. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner) who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal and the Exchange Notes are being issued directly to such registered holder (or deposited into the participant's account at DTC) or (ii) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Old Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Old Notes. If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Parent, evidence satisfactory to the Parent of their authority to so act must be submitted with the Letter of Transmittal.

     A tender will be deemed to have been received as of the date when the tendering holder's duly signed Letter of Transmittal accompanied by Old Notes (or a timely confirmation received of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC) or a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against delivery of the Letter of Transmittal (and any other required documents) and the tendered Old Notes (or a timely confirmation received of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC) with the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Notes will be determined by the Parent in its sole discretion, which determination will be final and binding. The Parent reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Parent's acceptance of which would, in the opinion of the Parent or its counsel, be unlawful. The Parent also reserves the absolute right to waive any conditions of the Exchange Offer or defects or irregularities in tender as to particular Old Notes. The Parent's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Parent shall determine. Neither the Parent, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Old Notes unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date. In addition, the Parent reserves the right in its sole discretion to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "-- Termination," to terminate the Exchange Offer and (ii) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will establish an account with respect to the Old Notes at DTC within two business days after the date of this Prospectus, and any financial institution which is a participant in DTC may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal, with any required signature guarantees and any other required documents, must in any case be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at one of its addresses set forth below under "-- Exchange Agent", or the guaranteed delivery procedure described below must be complied with. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in this Prospectus to deposit or delivery of Old Notes shall be deemed to include DTC's book-entry delivery method.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if: (i) the tender is made by or through an Eligible Institution; (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Notes, the registration number or numbers of such Old Notes (if applicable), and the total principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal, together with the Old Notes in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal, together with the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of such a book-entry transfer) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, certain terms and conditions which are summarized below and are part of the Exchange Offer.

     Each holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes, and that such holder is not a Restricted Holder.

     Old Notes tendered in exchange for Exchange Notes (or a timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at
DTC) must be received by the Exchange Agent, with the Letter of Transmittal and any other required documents, by the Expiration Date or within the time periods set forth above pursuant to a Notice of Guaranteed Delivery from an Eligible Institution. Each holder tendering the Old Notes for exchange sells, assigns and transfers the Old Notes to the Exchange Agent, as agent of the Parent, and irrevocably constitutes and appoints the Exchange Agent as the holder's agent and attorney-in-fact to cause the Old Notes to be transferred and exchanged. The holder warrants that it has full power and authority to tender, exchange, sell, assign and transfer the Old Notes and to acquire the Exchange Notes issuable upon the exchange of such tendered Old Notes, that the Exchange Agent, as agent of the Company, will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered for exchange are not subject to any adverse claims when accepted by the Exchange Agent, as agent of the Parent. The holder also warrants and agrees that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Notes. All authority conferred or agreed to be conferred in the Letter of Transmittal by the holder will survive the death, incapacity or dissolution of the holder and any obligation of the holder shall be binding upon the heirs, personal representatives, successors and assigns of such holder.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date, unless previously accepted for exchange. To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date and prior to acceptance for exchange thereof by the Parent. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including, if applicable, the registration number or numbers and total principal amount of such Old Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Old Notes to register the transfer of such Old Notes into the name of the Depositor withdrawing the tender, (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor and (v) if applicable because the Old Notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different than that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Parent, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange any Old Notes not theretofore accepted for exchange, and may terminate the Exchange Offer if it determines that the Exchange Offer violates any applicable law or interpretation of the staff of the SEC.

     If the Parent determines that it may terminate the Exchange Offer, as set forth above, the Parent may (i) refuse to accept any Old Notes and return any Old Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration of the Exchange Offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Old Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Parent will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Old Notes, and the Parent will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Old Notes, if the Exchange Offer would otherwise expire during such period. Holders of Old Notes will have certain rights against the Company under the Registration Rights Agreement should the Parent fail to consummate the Exchange Offer. See "Registration Rights Agreement."

EXCHANGE AGENT

     Fleet National Bank of Connecticut has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

        By Mail:

               Fleet National Bank
               777 Main Street
               MSN CT/MO/0224
               Hartford, Connecticut 06115
               Attention: Corporate Trust Operations

        By Hand or Overnight Courier:

               Fleet National Bank
               777 Main Street
               MSN CT/MO/0224
               Hartford, Connecticut 06115
               Attention: Corporate Trust Operations

        Facsimile Transmission: (860) 986-7908
        Confirm by Telephone: (860) 986-1271

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph or telephone. The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

     The other expenses incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company. The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, Exchange Notes or Old Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the Exchange Notes under generally accepted accounting principles.

                            DESCRIPTION OF THE NOTES

     The Exchange Notes will be issued and the Old Notes were issued under an indenture (the "Indenture") dated as of January 15, 1996 among the Company, as issuer, Enercorp Gas Marketing, Inc., KCS Resources, Inc., KCS Michigan Resources, Inc., KCS Pipeline Systems, Inc., KCS Energy Marketing, Inc., KCS Power Marketing, Inc., KCS Energy Risk Management, Inc., National Enerdrill Corporation and Proliq, Inc., as Subsidiary Guarantors, and Fleet National Bank, as trustee (the "Trustee"). Old Notes were issued under the Indenture on January 25, 1996 in an aggregate principal amount of $150 million. References to the Notes include the Old Notes and the Exchange Notes unless the context otherwise requires. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain provisions of the Indenture and of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions of certain terms contained therein and those terms that are made a part of the Indenture by reference to the Trust Indenture Act and of the Registration Rights Agreement, respectively. Copies of the Indenture and the Registration Rights Agreement are filed as exhibits to the Form 8-K. See "Incorporation of Certain Documents by Reference." Capitalized terms not otherwise defined below or elsewhere in this Prospectus have the meanings given to them in the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions."

     As used in this "Description of the Notes," the term "Company" refers only to KCS Energy, Inc.

GENERAL

     The Notes will be senior unsecured obligations of the Company limited to $150 million aggregate principal amount. The Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be transferable, at the office or agency of the Company in the City of New York maintained for such purposes, which initially will be the corporate trust office or agency of the Trustee maintained at Shawmut Trust Company, c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, Window #2, New York, New York 10005. In addition, in the event the Notes do not remain in book-entry form, interest may be paid, at the option of the Company, by check mailed to the registered holders of the Notes at their respective addresses as shown on the Note Register, subject to the right of any holder of Notes in the principal amount of $500,000 or more to request payment by wire transfer. No service charge will be made for any transfer, exchange or redemption of the Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be payable in connection therewith.

     The obligations of the Company under the Notes will be guaranteed on a senior unsecured basis by the Subsidiary Guarantors. See "-- Subsidiary Guarantees of Notes."

     Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

MATURITY, INTEREST AND PRINCIPAL PAYMENTS

     The Notes will mature on January 15, 2003. Interest on the Notes will accrue from January 25, 1996 at the rate of 11% per annum and will be payable semiannually in cash on January 15 and July 15 of each year, commencing July 15, 1996, to the Persons in whose name the Notes are registered in the Note Register at the close of business on the January 1 or July 1 next preceding such interest payment date. Holders of Exchange Notes of record on July 1, 1996 will receive interest on July 15, 1996 from the date of issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the date of issuance of the Old Notes, January 25, 1996, to the date of exchange thereof. The interest rate on the Notes is subject to increase if the Company fails to satisfy certain provisions of the Registration Rights Agreement. See "Registration Rights Agreement." Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

REDEMPTION

     Optional Redemption. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after January 15, 2000, upon not less than 30 or more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on January 15 of the years indicated below:

                                                                        REDEMPTION
                                       YEAR                                PRICE
            ----------------------------------------------------------  ----------
            2000......................................................   105.50%
            2001......................................................   102.75%
            2002 and thereafter.......................................   100.00%

In the event that less than all of the Notes are to be redeemed, the particular Notes (or any portion thereof that is an integral multiple of $1,000) to be redeemed shall be selected not less than 30 nor more than 60 days prior to the date of redemption by the Trustee, from the outstanding Notes not previously called for redemption, pro rata, by lot or by any other method the Trustee shall deem fair and appropriate.

     Notwithstanding the foregoing, at any time on or prior to January 15, 1999, up to $35 million in aggregate principal amount of Notes will be redeemable, at the option of the Company, from the Net Cash Proceeds of a Public Equity Offering, at a redemption price equal to 111% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption, provided that at least $115 million in aggregate principal amount of Notes remains outstanding immediately after such redemption and that such redemption occurs within 60 days following the closing of such Public Equity Offering.

     Offers to Purchase. As described below, (a) upon the occurrence of a Change of Control, the Company will be obligated to make an offer to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase and (b) upon certain sales or other dispositions of assets, the Company may be obligated to make offers to purchase Notes with a portion of the Net Available Proceeds of such sales or other dispositions at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See "-- Certain Covenants -- Change of Control" and "-- Limitation on Asset Sales."

RANKING

     The Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future senior Indebtedness of the Company, and senior in right of payment to all future Subordinated Indebtedness of the Company. At March 31, 1996, excluding the Old Notes and the Company's guaranties of the Bank Credit Facilities, the Company had no senior Indebtedness outstanding. See "Capitalization." The Notes and the Subsidiary Guarantees, however, will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors, respectively, with respect to the assets securing such Indebtedness, including Indebtedness of certain of the Subsidiary Guarantors under the Bank Credit Facilities which is secured by liens on substantially all of the assets of such Subsidiary Guarantors and guaranteed by the Company. As of March 31, 1996, approximately $27.3 million of Indebtedness was outstanding under the Bank Credit Facilities, not including $11.1 million reserved pursuant to existing letters of credit. See "Capitalization" and Management's Discussion and Analysis. Subject to certain limitations, the Company and its Subsidiaries may incur additional Indebtedness in the future. See "-- Certain Covenants -- Limitation on Indebtedness and Disqualified Capital Stock."

SUBSIDIARY GUARANTEES OF NOTES

     Each Subsidiary Guarantor has agreed to unconditionally guarantee, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of, premium, if any, and interest on the Notes pursuant to its

Subsidiary Guarantee. The initial Subsidiary Guarantors are currently all of the Company's subsidiaries. In addition to the initial Subsidiary Guarantors, the Company is obligated under the Indenture to cause each Restricted Subsidiary that becomes, or comes into existence as, a Restricted Subsidiary after the date of the Indenture and has assets, businesses, divisions, real property or equipment with a fair market value (as determined in good faith by the Board of Directors of the Company) in excess of $1 million to execute and deliver a supplement to the Indenture pursuant to which such Restricted Subsidiary will guarantee the payment of the Notes on the same terms and conditions as the Subsidiary Guarantees by the initial Subsidiary Guarantors.

     The Subsidiary Guarantees will be senior unsecured obligations of each respective Subsidiary Guarantor and will rank pari passu in right of payment with all existing and future senior Indebtedness of such Subsidiary Guarantor. However, the Subsidiary Guarantees will be effectively subordinated to secured Indebtedness of the Subsidiary Guarantors, with respect to the assets securing such Indebtedness, including Indebtedness of certain Subsidiary Guarantors under the Bank Credit Facilities which is secured by liens on substantially all of their assets.

     The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     Each Subsidiary Guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its properties and assets to the Company or another Subsidiary Guarantor without limitation, except to the extent any such transaction is subject to the "Merger, Consolidation and Sale of Assets" covenant of the Indenture. Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all of its properties and assets to a Person other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), provided that (a) if the surviving Person is not the Subsidiary Guarantor, the surviving Person agrees to assume such Subsidiary Guarantor's Subsidiary Guarantee and all its obligations pursuant to the Indenture (except to the extent the following paragraph would result in the release of such Subsidiary Guarantee) and (b) such transaction does not (i) violate any of the covenants described below under "-- Certain Covenants" or (ii) result in a Default or Event of Default immediately thereafter that is continuing.

     Upon the sale or other disposition (by merger or otherwise) of a Subsidiary Guarantor (or all or substantially all of its properties and assets) to a Person other than the Company or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with the Indenture (including as described in the foregoing paragraph), such Subsidiary Guarantor shall be deemed released from its Subsidiary Guarantee and the related obligations set forth in the Indenture; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any Restricted Subsidiary shall also terminate or be released upon such sale or other disposition. Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the Indenture shall be released from its Subsidiary Guarantee and related obligations set forth in the Indenture for so long as it remains an Unrestricted Subsidiary.

     Separate financial statements of the Subsidiary Guarantors have not been provided because the Subsidiary Guarantors are jointly and severally liable for the obligations of the Company under the Notes and the aggregate assets, earnings and equity of the Subsidiary Guarantors are substantially equivalent to the consolidated assets, earnings and equity of the Company.

CERTAIN COVENANTS

     The Indenture contains, among others, the covenants described below.

     Limitation on Indebtedness and Disqualified Capital Stock. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of (collectively, "incur") any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Indebtedness) or any Disqualified Capital Stock, unless, on a pro forma basis after giving effect to such incurrence and the application of the proceeds therefrom, the Consolidated EBITDA Coverage Ratio for the four full quarters immediately preceding such event, taken as one period, would have been equal to or greater than 2.5 to 1.0.

     (b) The Company will not incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Company unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued or outstanding, is also expressly made subordinate to the Notes at least to the extent it is subordinated to such other Indebtedness.

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (i) declare or pay any dividend on, or make any other distribution to holders of, any shares of Capital Stock of the Company (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Restricted Subsidiary) or any options, warrants or other rights to acquire such Capital Stock;

          (iii) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness, except in any case out of the net cash proceeds of Permitted Refinancing Indebtedness; or

          (iv) make any Restricted Investment;

(such payments or other actions described in clauses (i) through (iv) being collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the amount determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution),

          (1) no Default or Event of Default shall have occurred and be continuing,

          (2) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with paragraph (a) of the "-- Limitation on Indebtedness and Disqualified Capital Stock" covenant, and

          (3) the aggregate amount of all Restricted Payments declared or made after the date of the Indenture shall not exceed the sum (without duplication) of the following:

             (A) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on October 1, 1995 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such Consolidated Net Income is a loss, minus 100% of such loss), without giving effect to any reduction in such Consolidated Net Income resulting from a write-off of any account receivable, or similar non-cash charge, arising under the Tennessee Gas Contract,

             (B) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified

        Capital Stock of the Company or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company,

             (C) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company,

             (D) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of Indebtedness or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange,

             (E) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary after the date of the Indenture from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of Investment), not to exceed in the case of any Unrestricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Unrestricted Subsidiary made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after the date of the Indenture, and

             (F) $10 million.

     (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (in the case of clauses
(ii) and (iii) below) no Default or Event of Default shall have occurred and be continuing:

          (i) the payment of any dividend on any Capital Stock of the Company within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph
     (a) above (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (a) above);

          (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate Net Cash Proceeds from, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company; and

          (iii) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the aggregate Net Cash Proceeds from, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company.

The actions described in clauses (i), (ii) and (iii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be made in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a), provided that any dividend paid pursuant to clause (i) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (3) of paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (i).

     Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Company (i) will not permit any Restricted Subsidiary to issue or sell any Capital Stock to any Person other than the Company or another Restricted Subsidiary and (ii) will not permit any Person other than the Company or a Restricted Subsidiary to own any Capital Stock of any Restricted Subsidiary.

     Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction unless the Company or such Restricted Subsidiary, as the case may be, would be able to incur Indebtedness (not including the incurrence of Permitted Indebtedness) in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to paragraph (a) of the "Limitation on Indebtedness and Disqualified Capital Stock" covenant, the Company or such Restricted Subsidiary receives proceeds from such Sale/Leaseback Transaction at least equal to the fair market value of the property or assets subject thereto (as determined in good faith by the Company's Board of Directors, whose determination in good faith and evidenced by a board resolution will be conclusive) and the Company applies an amount in cash equal to the Net Available Proceeds of the Sale/Leaseback Transaction in accordance with the provisions of the "Limitation on Asset Sales" covenant as if such Sale/Leaseback Transaction were an Asset Sale.

     Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any services) with, or for the benefit of, any Affiliate of the Company (other than the Company or a Restricted Subsidiary), unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable arm's length transaction with unrelated third parties, (ii) with respect to any one transaction or series of transactions involving aggregate payments in excess of $1 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and that such transaction or series of transactions has been approved by a majority of the Disinterested Directors of the Company, and (iii) with respect to any one transaction or series of transactions involving aggregate payments in excess of $10 million, the Officers' Certificate referred to in clause (ii) above also certifies that the Company has obtained a written opinion from an independent nationally recognized investment banking firm or appraisal firm specializing or having a speciality in the type and subject matter of the transaction or series of transactions at issue, which opinion shall be to the effect set forth in clause
(i) above or shall state that such transaction or series of transactions is fair from a financial point of view to the Company or such Restricted Subsidiary; provided, however, that the foregoing restriction shall not apply to (w) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $1 million outstanding at any one time, (x) indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by bylaw or statutory provisions, (y) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate and (z) the Company's employee compensation and other benefit arrangements.

     Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind, except for Permitted Liens, upon any of their respective property or assets, whether now owned or acquired after the date of the Indenture, or any income, profits or proceeds therefrom, to secure (a) any Indebtedness of the Company or such Restricted Subsidiary (if it is not also a Subsidiary Guarantor), unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured, or (b) any Indebtedness of any Subsidiary Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantees are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees. The foregoing covenant will not apply to any Lien securing Acquired Indebtedness, provided that any such Lien extends only to the property or assets that were subject to such Lien prior to the related acquisition by the Company or such Restricted Subsidiary and was not created, incurred or assumed in contemplation of such transaction. The incurrence of additional secured Indebtedness by the Company and its Restricted Subsidiaries is subject to further limitations on the incurrence of Indebtedness as described under "-- Limitation on Indebtedness and Disqualified Capital Stock."

     Change of Control. Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase all of the then outstanding Notes (a "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following such Change of Control, all of the then outstanding Notes validly tendered pursuant to such Change of Control Offer, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date.

     In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the Change of Control, give notice to the Trustee and each Holder a notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that Holders must follow to accept the Change of Control Offer.

     The occurrence of a Change of Control may result in the lenders under the Bank Credit Facilities having the right to require the Company to repay all Indebtedness outstanding under the Bank Credit Facilities. There can be no assurance that the Company will have adequate resources to repay or refinance all Indebtedness owing under the Bank Credit Facilities or to fund the purchase of the Notes upon a Change of Control.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if another Person makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer to be made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Company intends to comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that a Change of Control occurs and the Company is required to purchase Notes as described above. The existence of a Holder's right to require, subject to certain conditions, the Company to repurchase its Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes, or results in, a Change of Control.

     Limitation on Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets and properties sold or otherwise disposed of pursuant to the Asset Sale (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (ii) at least 85% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, in respect of such Asset Sale consists of cash, Cash Equivalents or properties used in the Oil and Gas Business of the Company or its Restricted Subsidiaries and (iii) the Company delivers to the Trustee an Officers' Certificate certifying that such Asset Sale complies with clauses (i) and (ii). The amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, shall be deemed to be cash or Cash Equivalents for purposes of clause (ii) and shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Indebtedness for purposes of the following paragraph.

     (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary may either, no later than 360 days after such Asset Sale, (i) apply all or any of the Net Available Proceeds therefrom to repay Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary, provided, in each case, that the related loan commitment (if any) is thereby permanently reduced by the amount of such Indebtedness so repaid, or (ii) invest all or any part of the Net

Available Proceeds thereof in properties and assets that will be used in the Oil and Gas Business of the Company or its Restricted Subsidiaries, as the case may be. The amount of such Net Available Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds equals or exceeds $10 million, the Company will be required to make an offer to purchase, from all Holders of the Notes, an aggregate principal amount of Notes equal to such Excess Proceeds as follows:

          (i) The Company will make an offer to purchase (a "Net Proceeds Offer") from all Holders of the Notes in accordance with the procedures set forth in the Indenture the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of the amount (the "Payment Amount") of such Excess Proceeds.

          (ii) The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of the "Limitation on Restricted Payments" covenant.

          (iii) If the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a pro rata basis.

          (iv) Upon completion of such Net Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

The Company will not permit any Restricted Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale. The Company intends to comply with Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

     Limitation on Guarantees by Subsidiary Guarantors. The Company will not permit any Subsidiary Guarantor to guarantee the payment of any Subordinated Indebtedness of the Company unless such guarantee shall be subordinated to such Subsidiary Guarantor's Subsidiary Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes; provided, however, that this covenant will not be applicable to any guarantee of any Subsidiary Guarantor that (i) existed at the time such Person became a Subsidiary of the Company and (ii) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary (a) to pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock, or make payments on any Indebtedness owed, to the Company or any other Restricted Subsidiary, (b) to make loans or advances to the Company or any other Restricted Subsidiary or (c) to transfer any of its property or assets to the Company or any other Restricted Subsidiary (any such restrictions being collectively referred to herein as a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of (i) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, or customary restrictions in licenses relating to the property covered thereby and entered into in the ordinary course of business,
(ii) any instrument governing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any other Person, other than the Person, or the property or assets of the Person, so acquired, provided that such Indebtedness was not incurred in anticipation of such acquisition or (iii) the Bank Credit Facilities as in effect on the date of the Indenture or any agreement that amends, modifies, supplements, restates, extends, renews, refinances or replaces the Bank Credit Facilities, provided that the terms and conditions of any Payment Restrictions thereunder are not materially less favorable to the Holders of the Notes than those under the Bank Credit Facilities as in effect on the date of the Indenture.

     Limitation on Conduct of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the Oil and Gas Business.

     Reports. The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company will also be required (a) to file with the Trustee (with exhibits), and provide to each Holder of Notes (without exhibits), without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at its cost copies of such reports and documents (including any exhibits thereto) to any Holder of Notes promptly upon written request.

     Future Designation of Restricted and Unrestricted Subsidiaries. The foregoing covenants (including calculation of financial ratios and the determination of limitations on the incurrence of Indebtedness and Liens) may be affected by the designation by the Company of any existing or future Subsidiary of the Company as an Unrestricted Subsidiary. The definition of "Unrestricted Subsidiary" set forth under the caption "-- Certain Definitions" describes the circumstances under which a Subsidiary of the Company may be designated as an Unrestricted Subsidiary by the Board of Directors of the Company.

MERGER, CONSOLIDATION AND SALE OF ASSETS

     The Company will not, in any single transaction or series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or group of Affiliated Persons, and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons, unless at the time and after giving effect thereto (i) either (A) if the transaction is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company or its Restricted Subsidiaries, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by a supplemental indenture to the Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and, in each case, the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of Company or any of its Restricted Subsidiaries which becomes an obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, immediately after giving effect to such transaction or transactions on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is at least equal to the

Consolidated Net Worth of the Company immediately before such transaction or transactions; (iv) except in the case of the consolidation or merger of the Company with or into a Restricted Subsidiary or any Restricted Subsidiary with or into the Company or another Restricted Subsidiary, immediately before and immediately after giving effect to such transaction or transactions on a pro forma basis (assuming that the transaction or transactions occurred on the first day of the period of four fiscal quarters ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the "-- Limitation on Indebtedness and Disqualified Capital Stock" covenant; (v) if the Company is not the continuing obligor under the Indenture, then each Subsidiary Guarantor, unless it is the Surviving Entity, shall have by supplemental indenture to the Indenture confirmed that its Subsidiary Guarantee of the Notes shall apply to the Surviving Entity's obligations under the Indenture and the Notes; (vi) if any of the properties or assets of the Company or any of its Restricted Subsidiaries would upon such transaction or series of related transactions become subject to any Lien (other than a Permitted Lien), the creation and imposition of such Lien shall have been in compliance with the "Limitation on Liens" covenant; and (vii) the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, (a) an Officers' Certificate stating that such consolidation, merger, transfer, lease or other disposition and any supplemental indenture in respect thereto comply with the requirements under the Indenture and (b) an Opinion of Counsel stating that the requirements of clause (i) of this paragraph have been satisfied.

     Upon any consolidation or merger or any sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with the foregoing, in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Surviving Entity had been named as the Company therein, and thereafter the Company, except in the case of a lease, will be discharged from all obligations and covenants under the Indenture and the Notes and may be liquidated and dissolved.

EVENTS OF DEFAULT

     The following are "Events of Default" under the Indenture:

          (i) default in the payment of the principal of or premium, if any, on any of the Notes, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon acceleration or otherwise; or

          (ii) default in the payment of any installment of interest on any of the Notes, when due, and the continuance of such default for a period of 30 days; or

          (iii) default in the performance or breach of the provisions of the "Merger, Consolidation and Sale of Assets" section of the Indenture, the failure to make or consummate a Change of Control Offer in accordance with the provisions of the "Change of Control" covenant or the failure to make or consummate a Net Proceeds Offer in accordance with the provisions of the "Limitation on Asset Sales" covenant; or

          (iv) the Company or any Subsidiary Guarantor shall fail to perform or observe any other term, covenant or agreement contained in the Notes, any Subsidiary Guarantee or the Indenture (other than a default specified in (i), (ii) or (iii) above) for a period of 45 days after written notice of such failure stating that it is a "notice of default" under the Indenture and requiring the Company or such Subsidiary Guarantor to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

          (v) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of, premium, if any, or interest on any Indebtedness of the Company (other than the Notes) or any Subsidiary Guarantor or any other Restricted Subsidiary for money borrowed when due, or any other default resulting in acceleration of any Indebtedness of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness shall exceed $2.5 million and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; or

          (vi) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Subsidiary Guarantee in accordance with the Indenture); or

          (vii) final judgments or orders rendered against the Company or any Subsidiary Guarantor or any other Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $2.5 million over the coverage under applicable insurance policies and either (A) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (B) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect; or

          (viii) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) adjudging the Company or any Subsidiary Guarantor or any other Restricted Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary under any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (ix) the commencement by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary in furtherance of any such action.

     If an Event of Default (other than as specified in clause (viii) or (ix) above) shall occur and be continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee and the Company, may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued and unpaid interest on all of the Notes due and payable immediately, upon which declaration all amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default specified in clause (viii) or (ix) above occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest on all of the Notes shall become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder of Notes.

     After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company, the Subsidiary Guarantors and the Trustee, may rescind and annul such declaration if (a) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes (without duplication of any amount paid or deposited pursuant to clause
(ii) or (iii)); (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

     No Holder will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless such Holder has notified the Trustee of a continuing Event of Default and the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations will not apply, however, to a suit instituted by the Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     During the existence of an Event of Default, the Trustee will be required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 60 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the Holders of the Notes if the Trustee determines in good faith that withholding the notice is in the interest of the Holders of the Notes.

     The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within 10 days of any Default or Event of Default.

LEGAL DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option and at any time, terminate the obligations of the Company and the Subsidiary Guarantors with respect to the outstanding Notes (such action being a "legal defeasance"). Such legal defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and to have been discharged from all their other obligations with respect to the Notes and the Subsidiary Guarantees, except for, among other things, (i) the rights of Holders of outstanding Notes to receive payment in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations to replace any temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and each Subsidiary Guarantor with respect to certain covenants that are set forth in the Indenture, some of which are described under "-- Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes (such action being a "covenant defeasance").

     In order to exercise either legal defeasance or covenant defeasance, (i) the Company or any Subsidiary Guarantor must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity; (ii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred (in the case of legal defeasance, such opinion must refer to and be based upon a published ruling of the Internal Revenue Service or a change in applicable federal income tax laws); (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (viii) and (ix) under the first paragraph of "Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (iv) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under the Indenture or the Trust Indenture Act with respect to any securities of the Company or any Subsidiary Guarantor; (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound; and (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel satisfactory to the Trustee, which, taken together, state that all conditions precedent under the Indenture to either legal defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen, mutilated or destroyed Notes which have been replaced or paid and Notes for whose payment money or certain United States government obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the serving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel which, taken together, state that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

     From time to time, the Company, the Subsidiary Guarantors and the Trustee may, without the consent of the Holders of the Notes, amend or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, adding or releasing any Subsidiary Guarantor pursuant to the terms of the Indenture, or making any change that does not materially adversely affect the rights of any Holder of Notes. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of, premium, if any, or interest on any Note, (c) change the coin or currency of payment of principal of, premium, if any, or interest on, any Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (e) reduce the above-stated percentage of aggregate principal amount of outstanding Notes necessary to modify or amend the Indenture, (f) reduce the percentage of aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified, (h) change the ranking of the Notes or the Subsidiary Guarantees in a manner adverse to the Holders or expressly subordinate in right of payment the Notes or the Subsidiary Guarantees to any other Indebtedness or (i) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto.

     The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all Notes, waive any past default under the Indenture, except a default in the payment of principal of, premium, if any, or interest on the Notes, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding.

THE TRUSTEE

     Fleet National Bank serves as trustee under the Indenture.

     The Indenture (including provisions of the Trust Indenture Act incorporated by reference therein) contains limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Indenture permits the Trustee to engage in other transactions; provided, however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.

GOVERNING LAW

     The Indenture, the Notes and the Subsidiary Guarantees are governed by the laws of the State of New York, without regard to the principles of conflicts of law.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with acquisitions of properties or assets from such Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition). Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of properties or assets from such Person.

     "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines (but utilizing the price then being paid under the Tennessee Gas Contract, in lieu of the price specified therein, when calculating revenue from such reserves attributable to the Tennessee Gas Contract) before any state or federal income taxes, as estimated by independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenue from (A) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries attributable to any acquisition consummated since the date of such year-end reserve report and (B) estimated oil and gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which would, in accordance with standard industry practice, result in such additions or revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue from (C) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated oil and gas reserves of the Company and its Restricted Subsidiaries since the date of such year-end reserve report attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which would, in accordance with standard industry practice, result in such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (A) through
(D), such increases and decreases shall be as estimated by the Company's engineers, except that such increases and decreases in the discounted future net revenue shall be confirmed in writing by independent petroleum engineers in the event of a Material Change; (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements; (iii) the Net Working Capital (exclusive of any account receivable arising under the Tennessee Gas Contract in excess of that portion that the purchaser is then paying) on a date no earlier than the date of the Company's latest annual or quarterly financial statements; and (iv) to the extent not included in clause (iii) above, the greater of (I) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements or (II) the appraised value, as estimated by independent appraisers, of other tangible assets (exclusive of any account receivable arising under the Tennessee Gas Contract in excess of that portion that the purchaser is then paying) of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of (i) minority interests, (ii) any gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements, (iii) the discounted future net revenue, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, (iv) the discounted future net revenue, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production included in determining the discounted future net revenue specified in clause (a)(i) above

(utilizing the same prices utilized in the Company's year-end reserve report), would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto, and (v) the discounted future net revenue, calculated in accordance with Commission guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties. If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company was still using the full cost method of accounting.

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the properties and assets of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or options or warrants to purchase such equity (but only if exercisable at the date of determination or within 60 days thereof) of a Person shall be deemed to constitute control of such Person.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary held by the Company or any Restricted Subsidiary, (b) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Restricted Subsidiaries or (c) any other properties or assets of the Company or any of its Restricted Subsidiaries other than (i) a transfer of cash, Cash Equivalents, hydrocarbons or other mineral products in the ordinary course of business or
(ii) any lease, abandonment, disposition, relinquishment or farm-out of any oil and gas properties in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" also shall not include (i) any transfer of properties or assets (including Capital Stock) that is governed by, and made in accordance with, the provisions described under "-- Merger, Consolidation and Sale of Assets"; (ii) any transfer of properties or assets to an Unrestricted Subsidiary, if permitted under the "Limitation on Restricted Payments" covenant; or (iii) any transfer of properties or assets (including Capital Stock) having a fair market value of less than $2 million.

     "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. As used in the preceding sentence, the "net amount of rent" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of
(i) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

     "Bank Credit Facilities" means (i) that certain Amended and Restated Credit Agreement dated effective as of March 15, 1994, as amended, among KCS Resources, Inc., KCS Pipeline Systems, Inc., Bank One, Texas, National Association, CIBC, Inc., a Canadian Chartered Bank, and Den norske Bank, (ii) that certain Loan Agreement dated as of January 11, 1995, as amended, among KCS Energy Marketing, Inc., as borrower, KCS Energy Inc. and Proliq, Inc., as guarantors, and Canadian Imperial Bank of Commerce, and (iii) that certain Amended and Restated Credit Agreement, dated as of November 28, 1995 between KCS Energy Marketing, Inc., KCS Michigan Resources, Inc., Comerica Bank-Texas and Den Norske Bank, in each case as the same may be amended, modified, supplemented, extended, restated, replaced, renewed or refinanced from time to time in one or more credit agreements, loan agreements, instruments or similar agreements, as such may be further amended, modified, supplemented, extended, restated, replaced, renewed or refinanced.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-l by S&P or at least P-l by Moody's; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; (v) overnight bank deposits and bankers acceptances at any commercial bank meeting the qualifications specified in clause (ii) above; (vi) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above but which is a lending bank under any of the Bank Credit Facilities, provided all such deposits do not exceed $5 million in the aggregate at any one time; (vii) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (ii) above, provided that such deposits and certificates support bond, letter of credit and other similar types of obligations incurred in the ordinary course of business; and (viii) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of any event or series of events by which: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving or resulting Person that is Qualified Capital Stock and (ii) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or resulting Person immediately after such transaction; (c) the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties and assets of the Company and such Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any Person (other than the Company or a Restricted Subsidiary); (d) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (e) the liquidation or dissolution of the Company.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated EBITDA Coverage Ratio" means, for any period, the ratio on a pro forma basis of (a) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, decreased (to the extent included in determining Consolidated Net Income) by the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, to (b) the sum of such Consolidated Interest Expense for such period; provided, however, that (i) the Consolidated EBITDA Coverage Ratio shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred (and all other Indebtedness incurred after the first day of such period of four full fiscal quarters referred to in the covenant described in paragraph (a) under "-- Certain Covenants -- Limitation on Indebtedness and Disqualified Capital Stock" through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness), including to refinance other Indebtedness, had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any properties or assets outside the ordinary course of business, or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the Stated Maturity thereof, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four-quarter period, (ii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with the covenant described in paragraph (a) under "-- Certain Covenants -- Limitation on Indebtedness and Disqualified Capital Stock" and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate, (iii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with the covenant described in paragraph (a) under "-- Certain Covenants -- Limitation on Indebtedness and Disqualified Capital Stock" shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility, (iv) notwithstanding clauses (ii) and (iii) of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements, (v) in making such calculation, Consolidated Interest Expense shall exclude interest attributable to Dollar-Denominated Production Payments, and (vi) if after the first day of the period referred to in clause (a) of this definition the Company has permanently retired any Indebtedness out of the Net Cash Proceeds of the issuance and sale of shares of Qualified Capital Stock of the Company within 30 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

     "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, but adjusted to give effect to the exclusion from revenues during such period under the Tennessee Gas Contract in excess of that portion of such revenues the purchaser has been paying during such period.

     "Consolidated Interest Expense" means, for any period, without duplication, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount,
(b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation constituting Indebtedness, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest, in each case to the extent attributable to such period, (ii) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period, (iii) the aggregate amount of the interest component of Capitalized Lease Obligations paid (to the extent not accrued in a prior period), accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (iv) the aggregate amount of dividends paid (to the extent not accrued in a prior period) or accrued on Preferred Stock or Disqualified Capital Stock of the Company and its Restricted Subsidiaries, to the extent such Preferred Stock or Disqualified Capital Stock is owned by Persons other than Restricted Subsidiaries, less, to the extent included in any of clauses (i) through (iv), amortization of capitalized debt issuance costs of the Company and its Restricted Subsidiaries during such period.

     "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries), in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends or distributions is attributable to net income (or net loss) of such Person during such period or during any prior period), (d) net income (or net loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (f) income resulting from transfers of assets received by the Company or any Restricted Subsidiary from an

Unrestricted Subsidiary, (g) any write-downs of non-current assets, provided, however, that any ceiling limitation writedowns under Commission guidelines shall be treated as capitalized costs, as if such writedowns had not occurred and (h) net income resulting from the recognition of revenues during such period under the Tennessee Gas Contract in excess of that portion of such revenues the purchaser has been paying during such period.

     "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Company less the amount of such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

     "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge for which an accrual of or reserve for cash charges for any future period is required and adjusted to give effect to the exclusion from revenues during such period under the Tennessee Gas Contract in excess of that portion of such revenues the purchaser has been paying during such period.

     "Default" means any event, act or condition that is, or after notice or passage of time or both would become, an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

     "Disqualified Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed or repurchased prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity. For purposes of the covenant described in paragraph (a) under "-- Certain Covenants -- Limitation on Indebtedness and Disqualified Capital Stock" covenant, Disqualified Capital Stock shall be valued at the greater of its voluntary or involuntary maximum fixed redemption or repurchase price plus accrued and unpaid dividends. For such purposes, the "maximum fixed redemption or repurchase price" of any Disqualified Capital Stock which does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were redeemed or repurchased on the date of determination, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Capital Stock; provided, however, that if such Disqualified Capital Stock is not at the date of determination permitted or required to be redeemed or repurchased, the "maximum fixed redemption or repurchase price" shall be the book value of such Disqualified Capital Stock.

     "Dollar-Denominated Production Payments" means production payment obligations of the Company or a Restricted Subsidiary recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Event of Default" has the meaning set forth above under the caption "Events of Default."

     "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable as of the date of the Indenture.

     The term "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, "guarantee" has a corresponding meaning.

     "Holder" means a Person in whose name a Note is registered in the Note Register.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person, contingent or otherwise, for borrowed money or for the deferred purchase price of property or services (excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business) and all liabilities of such Person incurred in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, outstanding on the date of the Indenture or thereafter, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP,
(b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (c) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or the amount of the obligation so secured), (f) all guarantees by such Person of Indebtedness referred to in this definition (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment) and (g) all obligations of such Person under or in respect of currency exchange contracts, oil and natural gas price hedging arrangements and Interest Rate Protection Obligations. Subject to clause (f) of the first sentence of this definition, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness. In addition, Disqualified Capital Stock shall not be deemed to be Indebtedness.

     "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's and any of its Subsidiaries exposure to fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other property or assets to others or any payment for property, assets or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude (a) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (b) Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness or any Indebtedness incurred in compliance with the "Limitation on Indebtedness and Disqualified Capital Stock" covenant, but only to the extent that the notional amounts of such Interest Rate Protection Obligations do not exceed 105% of the aggregate principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate and (c) endorsements of negotiable instruments and documents in the ordinary course of business.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or similar type of encumbrance (including, without limitation, any agreement to give or grant any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 10% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a) (i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by a nationally recognized firm of independent petroleum engineers and on which a report or reports exist and (ii) any disposition of properties existing at the beginning of such quarter that have been disposed of as provided in the "Limitation on Asset Sales" covenant.

     "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or in the Indenture provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

     "Net Cash Proceeds," with respect to any issuance or sale of Qualified Capital Stock or other securities, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Working Capital" means (i) all current assets of the Company and its Restricted Subsidiaries, minus (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company and its Restricted Subsidiaries prepared on a consolidated basis in accordance with GAAP.

     "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of the Company or any Restricted Subsidiary incurred in connection with the acquisition by the Company or such Restricted

Subsidiary of any property or assets and as to which (a) the holders of such Indebtedness agree that they will look solely to the property or assets so acquired and securing such Indebtedness for payment on or in respect of such Indebtedness, and neither the Company nor any Subsidiary (other than an Unrestricted Subsidiary) (i) provides credit support, including any undertaking, agreement or instrument which would constitute Indebtedness or (ii) is directly or indirectly liable for such Indebtedness, and (b) no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms thereof, any holder of any Indebtedness of the Company or a Restricted Subsidiary to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Note Register" means the register maintained by or for the Company in which the Company shall provide for the registration of the Notes and the transfer of the Notes.

     "Oil and Gas Business" means (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (ii) the gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or properties, (iii) any business relating to or arising from exploration for or development, production, treatment, processing, storage, refining, transportation or marketing of oil, gas and other minerals and products produced in association therewith, and (iv) any activity necessary, appropriate or incidental to the activities described in the foregoing clauses (i) through
(iii) of this definition.

     "Permitted Indebtedness" means any of the following:

          (i) Indebtedness under the Bank Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of $75 million or 15% of Adjusted Consolidated Net Tangible Assets (the "Maximum Credit Amount"), plus all interest and fees under such facilities and any guarantee of any such Indebtedness;

          (ii) Indebtedness under the Notes and any Exchange Notes issued in exchange for Notes of an equal principal amount;

          (iii) Indebtedness outstanding or in effect on the date of the Indenture (and not repaid or defeased with the proceeds of the offering of the Notes);

          (iv) obligations pursuant to Interest Rate Protection Obligations, but only to the extent such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations; obligations under currency exchange contracts entered into in the ordinary course of business; hedging arrangements entered into in the ordinary course of business for the purpose of protecting production, purchases and resales against fluctuations in oil or natural gas prices; and any guarantee of any of the foregoing;

          (v) the Subsidiary Guarantees of the Notes (and any assumption of the obligations guaranteed thereby);

          (vi) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or any other Restricted Subsidiary;

          (vii) Permitted Refinancing Indebtedness and any guarantee thereof;

          (viii) Non-Recourse Indebtedness;

          (ix) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guaranties and letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed); and

          (x) any additional Indebtedness in an aggregate principal amount not in excess of $15 million at any one time outstanding and any guarantee thereof.

     "Permitted Investments" means any of the following: (i) Investments in Cash Equivalents; (ii) Investments in the Company or any of its Restricted Subsidiaries; (iii) Investments in an amount not to exceed $3 million at any one time outstanding; (iv) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (A) such other Person becomes a Restricted Subsidiary or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties and assets to, the Company or a Restricted Subsidiary; (v) entry into operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations; (vi) entry into any hedging arrangements in the ordinary course of business for the purpose of protecting the Company's or any Restricted Subsidiary's production, purchases and resales against fluctuations in oil or natural gas prices; (vii) Investments permitted under the "Limitation on Asset Sales" covenant or the "Limitation on Transactions with Affiliates" covenant; (viii) entry into any currency exchange contract in the ordinary course of business; or (ix) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to debt owing to the Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary.

     "Permitted Liens" means the following types of Liens:

          (a) Liens existing as of the date of the Indenture (except to the extent such Liens secure Indebtedness that is repaid or defeased with proceeds of the offering of the Notes);

          (b) Liens securing the Notes or the Subsidiary Guarantees;

          (c) Liens in favor of the Company;

          (d) Liens securing Indebtedness under the Bank Credit Facilities that constitutes Permitted Indebtedness pursuant to clause (i) of the definition of "Permitted Indebtedness";

          (e) Liens for taxes, assessments and governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (f) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (g) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money but including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, Federal or foreign lands or waters);

          (h) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

          (i) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (j) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

          (k) purchase money Liens; provided, however, that (i) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired and any proceeds therefrom and (ii) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (l) Liens securing obligations under hedging agreements that the Company or any Restricted Subsidiary enters into in the ordinary course of business for the purpose of protecting its production, purchases and resales against fluctuations in oil or natural gas prices;

          (m) Liens upon specific items of inventory or other goods of any Person securing such Person's obligations in respect of bankers acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (n) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

          (o) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

          (p) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (q) Liens securing Interest Rate Protection Obligations which Interest Rate Protection Obligations relate to Indebtedness that is secured by Liens otherwise permitted under the Indenture;

          (r) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development or operation thereof;

          (s) Liens on pipeline or pipeline facilities which arise by operation of law;

          (t) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements which are customary in the Oil and Gas Business;

          (u) Liens reserved in oil and gas mineral leases for bonus or rental payments or for compliance with the terms of such leases;

          (v) Liens constituting survey exceptions, encumbrances, easements, or reservations of, or rights to others for, rights-of-way, zoning or other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property, assets or services, and in the aggregate do not materially adversely affect the value of properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, or materially impair the use of such properties and assets for the purposes for which such properties and assets are held by the Company or any Restricted Subsidiaries; and

          (w) Liens securing Non-Recourse Indebtedness; provided, however, that the related Non-Recourse Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets acquired by the Company with the proceeds of such Non-Recourse Indebtedness.

Notwithstanding anything in clauses (a) through (w) of this definition, the term "Permitted Liens" does not include any Liens resulting from the creation, incurrence, issuance, assumption or guarantee of any Production Payments other than Production Payments that are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 30 days after, the acquisition of the properties or assets that are subject thereto.

     "Permitted Refinancing Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase (including, without limitation, pursuant to a Change of Control Offer or Net Proceeds Offer) outstanding Indebtedness of the Company or any Restricted Subsidiary, provided that (a) if the Indebtedness (including the Notes) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to either the Notes or the Subsidiary Guarantees, then such Indebtedness is pari passu with or subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (b) such Indebtedness has a Stated Maturity for its final scheduled principal payment that is no earlier than the Stated Maturity for the final scheduled principal payment of the Indebtedness being renewed, extended, refinanced, refunded or repurchased and
(c) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees and expenses incurred by the Company or such Restricted Subsidiary in connection therewith.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

     "Public Equity Offering" means an offer and sale of Common Stock of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

     "Restricted Investment" means (without duplication) (i) the designation of a Subsidiary as an Unrestricted Subsidiary in the manner described in the definition of "Unrestricted Subsidiary" and (ii) any Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of the Indenture, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of the Indenture.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Sale/Leaseback Transaction" means any direct or indirect arrangement pursuant to which properties or assets are sold or transferred by the Company or a Restricted Subsidiary and are thereafter leased back from the purchaser or transferee thereof by the Company or one of its Restricted Subsidiaries.

     "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor which is expressly subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be.

     "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

     "Subsidiary Guarantee" means any guarantee of the Notes by any Subsidiary Guarantor in accordance with the provisions described under "-- Subsidiary Guarantees of Notes.

     "Subsidiary Guarantor" means (i) Enercorp Gas Marketing, Inc., (ii) KCS Resources, Inc., (iii) KCS Michigan Resources, Inc., (iv) KCS Pipeline Systems, Inc., (v) KCS Energy Marketing, Inc., (vi) KCS Power Marketing, Inc., (vii) KCS Energy Risk Management, Inc., (viii) National Enerdrill Corporation, (ix) Proliq, Inc., (x) each of the Company's other Restricted Subsidiaries, if any, executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture and (xi) any Person that becomes a successor guarantor of the Notes in compliance with the provisions described under "-- Subsidiary Guarantees of Notes.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as (a) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary; (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; (c) such designation as an Unrestricted Subsidiary would be permitted under the "Limitation on Restricted Payments" covenant; and (d) such designation shall not result in the creation or imposition of any Lien on any of the properties or assets of the Company or any Restricted Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with the "Limitation on Liens" covenant); provided, however, that with respect to clause (a), the Company or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if (x) such liability constituted a Permitted Investment or a Restricted Payment permitted by the "Limitation on Restricted Payments" covenant, in each case at the time of incurrence, or (y) the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation on a pro forma basis, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Company could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under the first paragraph of the "Limitation on Indebtedness and Disqualified Capital Stock" covenant and (iii) if any of the properties and assets of the Company or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with the "Limitation on Liens" covenant.

     "Volumetric Production Payments" means production payment obligations of the Company or a Restricted Subsidiary recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                         REGISTRATION RIGHTS AGREEMENT

     Pursuant to the Registration Rights Agreement, the Company agreed to file with the SEC the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to an offer to exchange the Old Notes for the Exchange Notes. The Registration Statement of which this Prospectus is a part constitutes such Exchange Offer Registration Statement, and pursuant to the Exchange Offer described herein the Parent is offering to the holders of Notes who are able to make certain representations the opportunity to exchange their Old Notes for Exchange Notes. If (i) the Company is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or interpretation of the staff of the SEC or (ii) any holder of Old Notes notifies the Company within the specified time period that (A) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or policy it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (C) it is a broker-dealer and owns Old Notes acquired directly from the Parent or an affiliate of the Parent, the Company will file with the SEC the Shelf Registration Statement to cover resales of the Transfer Restricted Notes (as defined) by the holders thereof. The Company will use commercially reasonable best efforts to cause the applicable registration statement to be declared effective within specified periods by the SEC. For purposes of the foregoing, "Transfer Restricted Notes" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     Under existing SEC staff interpretations, the Transfer Restricted Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act, provided that in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act will be delivered upon resale by such broker-dealers in connection with resales of Exchange Notes. The Company has agreed, for a period of six months after consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of Exchange Notes acquired in the Exchange Offer (other than a resale of any unsold allotment from the original sale of the Old Notes). A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

     The Registration Rights Agreement provides that: (i) unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Company will file an Exchange Offer Registration Statement with the SEC on or prior to 90 days after the date of original issuance of the Notes (the "Closing Date," which was January 25, 1996), (ii) unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Company will use its commercially reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 120 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Company will commence the Exchange Offer and use commercially reasonable best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, Exchange Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will file prior to the later of (x) 90 days after the Closing Date or (y) 30 days after such filing obligation arises and use its commercially reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 90 days after such obligation arises; provided that if the Company has not consummated the Exchange Offer within 180 days of the Closing Date, then the Company will file the Shelf Registration Statement with the SEC on or prior to the 181st day after the Closing Date and use its commercially reasonable best efforts to cause the Shelf Registration Statement to be declared effective within 60 days after such filing. The Company shall use its commercially reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the third anniversary of the Closing Date or such shorter period that will terminate when all the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto. If (i) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such registration statements are not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Notes, as the case may be, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the interest rate on Transfer Restricted Notes will increase ("Additional Interest"), with respect to the first 90-day period immediately following the occurrence of such Registration Default by 0.50% per annum and will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of 2% per annum with respect to all Registration Defaults. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease and the interest rate will revert to the original rate.

                       TRANSFER RESTRICTIONS ON OLD NOTES

     The Old Notes have not been registered under the Securities Act and they may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Old Notes were offered and sold only (A) to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A and (B) to a limited number of other institutional "Accredited Investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that, prior to their purchase of any Old Notes, delivered to the Initial Purchasers a letter containing certain representations and agreements.

     Each purchaser of Old Notes was deemed to have represented and agreed as follows:

          1. It is purchasing the Old Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is (A) a Qualified Institutional Buyer, and is aware that the sale to it is being made in reliance on Rule 144A or (B) an Accredited Investor.

          2. It acknowledges that the Old Notes have not been registered under the Securities Act and that none of the Old Notes may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below.

          3. It shall not resell or otherwise transfer any of such Old Notes within three years after the original issuance of the Old Notes except (A) to the Parent or any of its subsidiaries, (B) inside the United States to a Qualified Institutional Buyer in compliance with Rule 144A, (C) inside the United States to an Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from such Trustee), (D) outside the United States to foreign purchasers in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act. As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S.

          4. It agrees that it will give to each person to whom it transfers the Old Notes notice of any restrictions on transfer of such Old Notes.

          5. It understands that all of the Old Notes will bear a legend substantially to the following effect unless otherwise agreed by the Parent, the Trustee and the holder thereof:

             THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
        (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR
        (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO FOREIGN PURCHASERS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION, FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM IN REGULATION S.

          6. It acknowledges that the Trustee will not be required to accept for registration of transfer any Old Notes acquired by it, except upon presentation of evidence satisfactory to the Parent and the Trustee that the restrictions set forth herein have been complied with.

          7. It acknowledges that the Parent, the Trustee, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations or agreements and agrees that if any of the acknowledgements, representations or agreements deemed to have been made by its purchase of the Old Notes are no longer accurate, it shall promptly notify the Parent, the Trustee and the Initial Purchasers. If it is acquiring the Old Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each account.

     Any Old Notes not exchanged in the Exchange Offer for Exchange Notes will continue to be subject to the transfer restrictions described above.

                         BOOK ENTRY; DELIVERY AND FORM

     The Exchange Notes initially will be represented by a single, permanent global certificate in definitive, fully registered form (the "Global Note"). The Global Note will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC.

THE GLOBAL NOTE

     The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Note, DTC or its custodian will credit, on its internal system, the principal amount of Exchange Notes of the individual beneficial interests represented by such Global Note to the respective accounts for persons who have accounts with DTC and (ii) ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Note will be limited to persons who have accounts with DTC ("participants") or persons who interests through participants. Owners of beneficial interests in the Global Note will hold their interests directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC or its nominee is the registered owner or holder of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with DTC's procedures.

     Payments of the principal of, premium, if any, and interest on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee, the Exchange Agent or any paying agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Note.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Old Notes for exchange for Exchange Notes) only at the direction of one or more participants to whose account the interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for certificated Notes in registered form ("Certificated Securities"), which it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchasers, the Trustee or the Exchange Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Parent within 90 days, or at the Parent's election at any time, Certificated Securities will be issued in exchange for the Global Note.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain federal income tax consequences associated with the Exchange Offer, and also with respect to the acquisition, ownership, and disposition of the Exchange Notes. The following summary does not discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of Exchange Notes in light of his or her particular circumstances, or to certain types of holders which are subject to special treatment under the federal income tax laws (including persons who hold Exchange Notes as part of a conversion, straddle or hedge, dealers in securities, insurance companies, tax exempt organizations, financial institutions, broker-dealers and S corporations). Further, the summary pertains only to holders that are citizens or residents of the United States, or any political subdivision thereof, or estates or trusts the income of which is subject to United States federal income taxation regardless of its source. In addition, this summary does not describe any tax consequences under state, local, or foreign tax laws.

     The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect holders of Exchange Notes. The Company has not sought and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the valuation, purchase, ownership or disposition of the Exchange Notes which are different from those discussed herein.

     THIS SUMMARY DOES NOT PURPORT TO COVER ALL THE POSSIBLE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, AND IS NOT INTENDED AS TAX ADVICE. PROSPECTIVE PURCHASERS OF EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE SPECIFIC TO THEM OF ACQUIRING, OWNING AND DISPOSING OF EXCHANGE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

EXCHANGE OFFER

     Under federal income tax law, a holder of Old Notes will not recognize gain or loss upon an exchange of the Old Notes for Exchange Notes pursuant to the Exchange Offer. A holder's basis and holding period for the Exchange Notes received pursuant to the Exchange Offer will be the same as such holder's basis and holding period for the Old Notes exchanged therefor.

     Each exchanging holder should consult with his or her individual tax advisor as to any foreign, state and local tax consequences of the Exchange Offer as well as to the effect of his or her particular facts and circumstances on the matters discussed herein.

TAXATION OF QUALIFIED STATED INTEREST ON EXCHANGE NOTES

     Absent some special circumstances that may be particular to a holder, qualified stated interest paid on an Exchange Note will be taxable to a holder as ordinary interest income at the time it accrues or is received, in accordance the holder's regular method of accounting for federal income tax purposes.

     The Company will annually furnish to certain record holders of the Exchange Notes and to the IRS information with respect to qualified stated interest paid during the calendar year as may be required under applicable regulations.

SALE OR OTHER TAXABLE DISPOSITION OF EXCHANGE NOTES

     The sale, redemption, or other taxable disposition of an Exchange Note will result in the recognition of gain or loss to the holder in an amount equal to the difference between (a) the amount of cash and fair market value of property received (except to the extent attributable to the payment of accrued qualified stated interest) in exchange therefor and (b) the holder's adjusted tax basis in such Exchange Note.

     A holder's initial tax basis in an Exchange Note purchased by such holder will be equal to the portion of the issue price allocable to the Exchange Notes, as discussed above. The holder's initial tax basis in an Exchange Note will be increased by the amount of any original issue discount included in gross income with respect to such Exchange Note to the date of disposition.

     Any gain or loss on the sale, redemption, or other taxable disposition of an Exchange Note will be capital gain or loss, assuming the owner of the Exchange Note holds such security as a "capital asset" (generally property held for investment) within the meaning of Section 1221 of the Code. Any capital gain or loss will be long-term capital gain or loss if the Exchange Note is held for more than one year and otherwise will be short-term capital gain or loss. Payments on such disposition for accrued qualified stated interest not previously included in income will be treated as ordinary interest income.

     If the Exchange Offer is not consummated within the required period of time (and in certain other circumstances), then Additional Interest may become payable with respect to the Notes. See "Registration Rights Agreement." This rate increase should not result in a deemed taxable exchange of the Notes.

PURCHASERS OF NOTES AT OTHER THAN ORIGINAL ISSUANCE PRICE OR DATE

     The foregoing does not discuss special rules which may affect the treatment of purchasers that acquired Old Notes either (a) other than at the time of original issuance or (b) at the time of original issuance other than at the issue price, including those provisions of the Code relating to the treatment of "market discount," "acquisition premium" and "amortizable bond premium." Any such purchaser should consult his or her tax advisor as to the consequences to him or her of the acquisition, ownership, and disposition of Notes.

BACKUP WITHHOLDING

     The backup withholding rules require a payor to deduct and withhold a tax if (a) the payee fails to furnish a taxpayer identification number ("TIN") to the payor, (b) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (c) the payee has failed to report properly the receipt of "reportable payments" and the IRS has notified the payor that withholding is required, or (d) there has been a failure of the payee to certify under the penalty of perjury that a payee is not subject to withholding under Section 3406 of the Code. As a result, if any one of the events discussed above occurs with respect to a holder of Notes, the Company, its paying agent or other withholding agent will be required to withhold a tax equal to 31% of any "reportable payment" made in connection with the Notes of such holder. A "reportable payment" includes, among other things, amounts paid in respect of interest or original issue discount and amounts paid through brokers in retirement of securities. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax, provided, that the required information is furnished to the IRS. Certain holders (including, among others, corporations and certain tax-exempt organizations) are not subject to the backup withholding rules.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of six months after consummation of the Exchange Offer, or such shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for Exchange Notes and resold by such broker-dealers. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. For a period of six months after consummation of the Exchange Offer, or such shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for Exchange Notes and resold by such broker-dealers, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed in the Registration Rights Agreement to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the issuance of the Notes offered hereby will be passed upon for the Company by Mayor, Day, Caldwell & Keeton, L.L.P., Houston, Texas.

                                  ACCOUNTANTS

     The consolidated financial statements and schedules incorporated by reference in this Prospectus and registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

     The statements of revenues and direct operating expenses for the oil and gas properties of Natural Gas Processing Co. sold to KCS Resources, Inc. for the years ended June 30, 1994 and 1995 have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                               RESERVE ENGINEERS

     Information set forth in this Prospectus and the documents incorporated herein by reference relating to the Company's estimated proved oil and gas reserves not attributable to its volumetric production payment program at December 31, 1995, the related calculations of future net production revenues and the net present value thereof have been derived from independent petroleum engineering reports (prepared principally by R.A. Lenser and Associates, Inc. & H.J. Gruy and Associates, Inc.), and all such information has been included in reliance on the authority of such firms as experts regarding the matters contained in their reports.

     The Company utilizes independent petroleum engineering reports with respect to reserves underlying the Company's volumetric production payment program to support its own analysis of the reserves underlying the volumetric production payments, the proved reserves, related future net revenues and PV-10 that the Company reports. This information is not derived from such independent reserve engineers' reports, but rather is taken directly from the amounts contracted for pursuant to the agreements relating to each volumetric production payment.

                         GLOSSARY OF OIL AND GAS TERMS

     The following are abbreviations and definitions of terms used throughout this Prospectus and the documents incorporated herein by reference.

     Bbl. Barrel of 42 U.S. gallons of crude oil or other liquid hydrocarbons.

     Bcf. Billion cubic feet.

     Bcfe. Billion feet of gas equivalent.

     Btu. British thermal unit, which is the quantity of heat required to raise the temperature of one-pound of water from 58.5 to 59.5 degrees Fahrenheit.

     Completion. Installation of permanent equipment for the production of crude oil or natural gas.

     Condensate. Hydrocarbon mixture that becomes liquid and separates from natural gas when the natural gas is produced. Similar to crude oil.

     Development location. A location on which a development well can be drilled.

     Development well. A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive in an attempt to recover proved undeveloped reserves.

     Dry hole. A well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

     Estimated future net revenues. Revenues from production of oil and gas, net of all production-related taxes, lease operating expenses and capital costs.

     Exploratory well. A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field which contains other productive oil or gas reservoirs, or to extend a known reservoir.

     Gas equivalent. Cubic feet of natural gas equivalent, determined using the ratio of one Bbl of crude oil, condensate or natural gas liquids to six Mcf of natural gas.

     Gross acres or gross wells. An acre or well in which a working interest is owned.

     Mbbl. One thousand barrels of crude oil or other liquid hydrocarbons.

     MMbbl. One million barrels of crude oil or other liquid hydrocarbons.

     MBtu. One thousand Btus.

     MMBtu. One million Btus.

     Mcf. One thousand cubic feet.

     Mcfe. One thousand cubic feet of gas equivalent.

     MMcf. One million cubic feet.

     MMcfe. One million cubic feet of gas equivalent.

     Net acres or net wells. The sum of the fractional working interests net to the Company owned in gross acres or gross wells.

     Net production. Production after royalties and production due others.

     NGLs. Natural gas liquids, such as ethane, propane, iso-butane, normal butane and natural gasoline that can be extracted from natural gas.

     Overriding royalty interest. An interest in an oil and gas property entitling the owner to a share of oil or gas production, free of costs of production.

     PDP. Proved developed producing.

     Pre-tax present value of estimated future net revenues ("PV-10"). Estimated future net revenues before income taxes except where permitted by SEC guidelines, with no price or cost escalation or de-escalation, in accordance with guidelines promulgated by the SEC and discounted using an annual discount rate of 10%.

     Productive well. A well that is producing oil or gas or that is capable of production.

     Proved developed reserves. Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

     Proved reserves. The estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

     Proved undeveloped reserves. Reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

     Recompletion. The completion for production of an existing wellbore in another formation from that in which the well has previously been completed.

     Reserve life is calculated by dividing year-end reserves by total production in that year.

     Reserve replacement costs. Total costs incurred for exploration and development, divided by reserves added from all sources, including reserve discoveries, extensions and improved recovery additions, net revisions to reserve estimates and purchases of reserves-in-place. This calculation is often used as a measure of the efficiency of an oil and gas company's exploration and development expenditures.

     Reserve replacement ratio is calculated by dividing the net total reserves added in a specific year through drilling, acquisitions, and revisions by total production in that year.

     Undeveloped acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether such acreage contains proved reserves.

     Working interest. The operating interest which gives the owner the right to drill, produce and conduct operating activities on the property and a share of the production.

     Workover. Operations on a producing well to restore or increase production.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Rocky Mountain Properties
  Report of Independent Public Accountants.............................................  F-2
  Statements of Revenues and Direct Operating Expenses for the Oil and Gas Properties
     of Natural Gas Processing Co. sold to KCS Resources, Inc. for the years ended June
     30, 1994 and 1995.................................................................  F-3
  Notes to Statements of Revenues and Direct Operating Expenses for the Oil and Gas
     Properties of Natural Gas Processing Co. sold to KCS Resources, Inc. .............  F-4
  Statements of Revenues and Direct Operating Expenses for the Oil and Gas Properties
     of Natural Gas Processing Co. sold to KCS Resources, Inc. for the three months ended September 30, 1994 and 1995 (unaudited).....................................  F-6

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To KCS Resources, Inc.:

     We have audited the accompanying Statements of Revenues and Direct Operating Expenses for the Oil and Gas Properties of Natural Gas Processing Co. Sold to KCS Resources, Inc. for the years ended June 30, 1994 and 1995. These financial statements are the responsibility of the management of KCS Resources, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements of Revenues and Direct Operating Expenses for the Oil and Gas Properties of Natural Gas Processing Co. Sold to KCS Resources, Inc. are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-4 of KCS Energy, Inc. and are not intended to be a complete financial presentation of the properties described above.

     In our opinion, the statements referred to above present fairly, in all material respects, the Revenues and Direct Operating Expenses for the Oil and Gas Properties of Natural Gas Processing Co. Sold to KCS Resources, Inc. for the years ended June 30, 1994 and 1995, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Billings, Montana
October 6, 1995

              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                   FOR THE OIL AND GAS PROPERTIES OF NATURAL
                 GAS PROCESSING CO. SOLD TO KCS RESOURCES, INC.
                             (DOLLARS IN THOUSANDS)

                                                                            YEAR ENDED JUNE 30,
                                                                            -------------------
                                                                              1994       1995
                                                                             ------     ------
Revenues:
  Oil and gas sales to unaffiliated enterprises............................  $4,355     $4,177
  Oil and gas sales to Natural Gas Processing Co's other operations........   1,316      1,492
  Gathering system and contract operating..................................   1,951      1,865
                                                                             ------     ------
          Total revenues...................................................   7,622      7,534
                                                                             ------     ------
Direct operating expenses:
  Production...............................................................   2,761      2,748
  Gathering system and contract operating..................................   1,618      1,209
                                                                             ------     ------
          Total direct operating expenses..................................   4,379      3,957
                                                                             ------     ------
Excess of Revenues Over Direct Operating Expenses..........................  $3,243     $3,577
                                                                             ======     ======

   The accompanying notes are an integral part of these financial statements.

         NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
          FOR THE OIL AND GAS PROPERTIES OF NATURAL GAS PROCESSING CO.
                          SOLD TO KCS RESOURCES, INC.

(1) THE PROPERTIES

     Effective July 1, 1995 Natural Gas Processing Co. (NGP) sold certain oil and gas properties and gas gathering systems (the properties) located in Montana, Wyoming, New Mexico and Colorado to KCS Resources, Inc. (KCS) for $33 million.

(2) BASIS FOR PRESENTATION

     During the periods presented, the above properties were not accounted for or operated as a separate entity by NGP. Certain costs, such as depreciation, depletion and amortization; general and administrative expenses; and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist.

     Revenues and direct operating expenses included in the accompanying statements represent NGP's net working interest in the properties and NGP's revenue and direct operating expenses from the gas gathering systems operations. The amounts are presented on the accrual basis of accounting. Depreciation, depletion and amortization, allocated general and administrative expenses and corporate income taxes have been excluded.

(3) COMMITMENTS AND CONTINGENCIES

     Pursuant to the terms of the Purchase and Sale Agreement dated September 8, 1995, any claims, litigation or disputes pending as of the effective date or any matters arising in connection with ownership of the properties prior to the effective date are retained by NGP.

(4) CAPITAL EXPENDITURES (UNAUDITED)

     Direct operating expenses do not include oil and gas property acquisition, exploration and development expenditures capitalizable under the full cost method of accounting related to the properties which amounted to $2,298,900 and $2,172,463 for the years ended June 30, 1994 and 1995, respectively.

         NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
          FOR THE OIL AND GAS PROPERTIES OF NATURAL GAS PROCESSING CO.
                          SOLD TO KCS RESOURCES, INC.

(5) SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

     The following data which is presented pursuant to FASB Statement No. 69 is based on estimates of year-end oil and gas reserve quantities and forecasts of future development costs and production schedules. These estimates and forecasts are inherently imprecise and subject to substantial revision as a result of changes in estimates or remaining volumes, prices, costs, and production rates:

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

                                                                               JUNE 30,
                                                                        ----------------------
                                                                          1994          1995
                                                                        --------      --------
                                                                        (DOLLARS IN THOUSANDS)
Future Cash inflows...................................................  $138,444      $132,775
Future costs:
  Production..........................................................    43,365        40,617
  Development.........................................................    11,900        11,431
                                                                        --------      --------
Net cash flows........................................................    83,179        80,727
Discount for estimated timing of future cash flows....................    36,888        35,457
                                                                        --------      --------
          Total.......................................................  $ 46,291      $ 45,270
                                                                        ========      ========

CHANGES IN THE STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

                                                                         YEAR ENDED JUNE 30,
                                                                        ----------------------
                                                                          1994          1995
                                                                        --------      --------
                                                                        (DOLLARS IN THOUSANDS)
Beginning of year.....................................................  $ 42,993      $ 46,291
Sales, net of production costs........................................    (2,910)       (2,921)
Net change in prices, net of production costs.........................      (821)       (3,432)
Extensions, discoveries and improved recovery, less related costs.....     2,242           234
Development costs incurred during the period..........................       488           469
Accretion of discount.................................................     4,299         4,629
                                                                        --------      --------
End of year...........................................................  $ 46,291      $ 45,270
                                                                        ========      ========

RESERVE INFORMATION

                                                                     YEAR ENDED JUNE 30,
                                                            -------------------------------------
                                                                  1994                 1995
                                                            ----------------     ----------------
                                                             GAS        OIL       GAS        OIL
                                                             MMCF      MBBL       MMCF      MBBL
                                                            ------     -----     ------     -----
Proved developed and undeveloped reserves
  Balance, beginning of year..............................  41,741     4,426     42,358     4,494
  Production..............................................  (1,696)     (172)    (1,936)     (174)
  Discoveries, extensions, and improved recovery..........   2,313       240        512        --
                                                            ------     -----     ------     -----
  Balance, end of year....................................  42,358     4,494     40,934     4,320
                                                            ======     =====     ======     =====
Proved developed reserves
  Balance, end of year....................................  31,789     1,756     29,853     1,582
                                                            ======     =====     ======     =====

              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
          FOR THE OIL AND GAS PROPERTIES OF NATURAL GAS PROCESSING CO.
                          SOLD TO KCS RESOURCES, INC.
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                                               THREE MONTHS
                                                                                  ENDED
                                                                              SEPTEMBER 30,
                                                                            ------------------
                                                                             1994        1995
                                                                            ------      ------
Revenues..................................................................  $1,681      $1,389
Direct Operating Expenses.................................................     676         652
                                                                            ------      ------
Excess of Revenues Over Direct Operating Expenses.........................  $1,005      $  737
                                                                            ======      ======

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Paragraph (b) of Article IX of the Parent's Certificate of Incorporation provides:

          Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of officers and directors.

     In addition, the Parent's Certificate of Incorporation provides for claims for indemnification to be brought against the Parent, waives certain defenses to such claims, acknowledges that indemnification, shall not be deemed exclusive of any other right which any such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, and authorizes the Parent to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     The Parent maintains directors' and officers' liability insurance.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. Paragraph (a) of Article IX of the Parent's Certificate of Incorporation provides for such limitation of liability.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          4.1        -- Registration Rights Agreement, dated January 25, 1996, between the
                        Registrant, certain of its subsidiaries, Smith Barney Inc.,
                        Donaldson, Lufkin & Jenrette Securities Corporation, Nomura
                        Securities International Inc. and PaineWebber Incorporated
                        (incorporated herein by reference to Exhibit 10 the Registrant's
                        Current Report on Form 8-K dated January 25, 1996).
          4.2        -- Indenture dated as of January 15, 1996 between the Registrant, certain of its subsidiaries and Fleet National Bank of Connecticut,
                        Trustee (incorporated herein by reference to Exhibit 4 to the
                        Registrant's Current Report on Form 8-K dated January 25, 1996).
          4.3        -- Form of 11% Senior Note, Series B due 2003 (included in Exhibit 4.2).
          5  *       -- Opinion of Mayor, Day, Caldwell & Keeton, L.L.P.
         10.1        -- Performance Unit Plan filed as Exhibit 10B of Registrant's Form 10 filed with the SEC May 13, 1988 and incorporated by reference herein.
         10.2        -- 1988 KCS Group, Inc. Employee Stock Purchase Program filed as Exhibit
                        4.1 to Form S-8 Registration Statement No. 33-24147 filed with the
                        SEC on September 1, 1988 and incorporated by reference herein.
         10.3        -- Amendments to 1988 KCS Energy, Inc. Employee Stock Purchase Program
                        filed as Exhibit 4.2 to Form S-8 Registration Statement No. 33-63982
                        filed with SEC June 8, 1993 and incorporated by reference herein.
         10.4        -- 1988 Stock Plan filed as Exhibit 10A of Registrant's Form 10 filed with SEC May 13, 1988 and as Exhibit 4.1 to Form S-8 Registration
                        Statement No. 33-25707 filed with the SEC on November 21, 1988 and incorporated by reference herein.
         10.5        -- KCS Group, Inc. Savings and Investment Plan filed as Exhibit 4.1 to
                        Form S-8 Registration Statement No. 33-28899 filed with the SEC on
                        May 16, 1989 and incorporated by reference herein.
         10.6        -- Stock Purchase Agreement by and among KCS Group, Inc., Alfonso Izzi,
                        AJI Corporation, and Computil Corporation dated February 15, 1989, filed as Exhibit 10(v) of Registrant's Form 10-K Report for Fiscal
                        1989 and incorporated by reference herein.
         10.7        -- Assets Sale and Purchase Agreement between Utility Propane Company and Amerigas, Inc. dated August 3, 1989 filed as Exhibit A to the KCS
                        Proxy Statement regarding a special meeting of stockholders filed with the SEC on September 6, 1989 and incorporated by reference herein.

         10.8        -- Credit Agreement dated as of March 14, 1991 by and among The Lenape
                        Resources Corporation, Enercorp Gas Transmission Systems, Inc.,
                        Enercorp Pipeline, LTD. and Bank One, Texas, National Association
                        filed as Exhibit 10.13 of Registrant's Form 10-K Report for Fiscal
                        1991 and incorporated by reference herein.
         10.9        -- First Amendment dated May 18, 1993 to Credit Agreement dated as of
                        March 14, 1991 by and among The Lenape Resources Corporation,
                        Enercorp Gas Transmission Systems, Inc., Enercorp Pipeline, Ltd. and
                        Bank One, Texas, National Association filed as Exhibit 10.9 of
                        Registrant's Form 10-K Report for Fiscal 1993 and incorporated by reference herein.
         10.10       -- Guaranty Agreement dated as of March 14, 1991 made jointly and severally by KCS Group, Inc. and Enercorp in favor of Bank One,
                        Texas, National Association filed as Exhibit 10.14 of Registrant's
                        Form 10-K Report for Fiscal 1991 and incorporated by reference herein.
         10.11       -- First Amendment dated May 18, 1993 to Guaranty Agreement dated as of
                        March 18, 1991 made jointly and severally by KCS Energy, Inc.
                        (formerly known as KCS Group, Inc.) and Enercorp in favor of Bank
                        One, Texas, National Association filed as Exhibit 10.11 of
                        Registrant's Form 10-K Report for Fiscal 1993 and incorporated by reference herein.
         10.12       -- Loan and Security Agreement dated September 27, 1991 by and between
                        First Fidelity Bank, National Association, New Jersey and Energy
                        Marketing Exchange, as Borrower and KCS Group, Inc. and Proliq, Inc.
                        as Guarantors filed as Exhibit 10.15 of Registrant's Form 10-K Report for Fiscal 1991 and incorporated by reference herein.
         10.13       -- Modification Agreement dated March 31, 1993 to Loan and Security
                        Agreement dated September 27, 1991 by and between First Fidelity
                        Bank, National Association, New Jersey and KCS Energy Marketing, Inc.
                        (formerly known as Energy Marketing Exchange, Inc.) as Borrower and
                        KCS Energy, Inc. and Proliq, Inc. as Guarantors filed as Exhibit
                        10.13 of Registrant's Form 10-K Report for Fiscal 1993 and
                        incorporated by reference herein.
         10.14       -- Partial Assignment and Bill of Sale between Esenjay Petroleum
                        Corporation and The Lenape Resources Corporation filed as Exhibit
                        10.16 of Registrant's Form 10-K Report for Fiscal 1991 and
                        incorporated by reference herein.
         10.15       -- Severance and Settlement Agreement with Stewart B. Kean filed as
                        Exhibit 10.17 of Registrant's Form 10-K for Fiscal 1991 and
                        incorporated by reference herein.
         10.16       -- 1992 Stock Plan filed as Exhibit 4.1 to Form S-8 Registration
                        Statement No. 33-45923 with the SEC on February 24, 1992 and incorporated by reference herein.
         10.17       -- Amended and Restated Credit Agreement dated as of March 15, 1994 by and among KCS Resources, Inc. (the surviving corporation of the merger of The Lenape Resources Corporation), KCS Pipeline Systems,
                        Inc. (the surviving corporation of the merger of Enercorp Gas
                        Transmission Systems, Inc.) and Bank One, Texas, National Association
                        filed as Exhibit 10.17 of Registrant's Form 10-K Report for Fiscal
                        1994 and incorporated by reference herein.
         10.18       -- Amended and Restated Guaranty Agreement dated as of March 15, 1994 made by KCS Energy, Inc. (formerly KCS Group, Inc.) in favor of Bank
                        One, Texas, National Association filed as Exhibit 10.18 of
                        Registrant's Form 10-K Report for Fiscal 1994 and incorporated by reference herein.

         10.19       -- Modification Agreement dated March 31, 1994 to Loan and Security
                        Agreement dated September 27, 1991 as modified by a modification agreement dated April 1, 1992 and by a modification agreement dated as of March 31, 1993 by and between First Fidelity Bank, National
                        Association and KCS Energy Marketing, Inc. (formerly known as Energy
                        Marketing Exchange, Inc.) as Borrower and KCS Energy, Inc. and
                        Proliq, Inc. as Guarantors filed as Exhibit 10.19 of Registrant's
                        Form 10-K Report for Fiscal 1994 and incorporated by reference herein.
         10.20       -- First Amendment dated September 29, 1994 to Amended and Restated
                        Credit Agreement by and among KCS Resources, Inc. (the surviving corporation of the merger of the Lenape Resources Corporation), KCS
                        Pipeline Systems, Inc. (the surviving corporation of the merger of
                        Enercorp Gas Transmission Systems, Inc.) and Bank One, Texas,
                        National Association, and CIBC, Inc. filed as Exhibit 10.20 of
                        Registrant's Form 10-K Report for Fiscal 1994 and incorporated by reference herein.
         10.21       -- First Amendment dated September 29, 1994 to Amended and Restated
                        Guaranty Agreement made by KCS Energy, Inc. in favor of Bank One,
                        Texas, National Association, and CIBC, Inc. filed as Exhibit 10.21 of
                        Registrant's Form 10-K Report for Fiscal 1994 and incorporated by reference herein.
         10.22       -- Purchase and Sale Agreement dated September 8, 1995 by and between
                        Natural Gas Processing Co., a Wyoming corporation, and KCS Resources,
                        Inc., a Delaware corporation filed with the SEC as Exhibit 2.1 to
                        Registrant's Form 8-K on November 22, 1995 and incorporated by reference herein.
         10.23       -- Loan Agreement dated January 11, 1995 among KCS Energy Marketing,
                        Inc. as Borrower; KCS Energy, Inc. and Proliq, Inc., each as a
                        Guarantor; and Canadian Imperial Bank of Commerce, as Lender filed as
                        Exhibit 10.3 of Registrant's Form 10-Q for the quarterly period ended
                        December 31, 1994 and incorporated by reference herein.
         10.24       -- Security Agreement dated January 11, 1995 among KCS Energy Marketing,
                        Inc., KCS Energy, Inc., and Canadian Imperial Bank of Commerce filed as Exhibit 10.4 of Registrant's Form 10-Q for the quarterly period ended December 31, 1994 and incorporated by reference herein.
         10.25       -- Please and Security Agreement dated January 11, 1995 between Proliq,
                        Inc., and Canadian Imperial Bank of Commerce filed as Exhibit 10.5 of
                        Registrant's Form 10-Q for the quarterly period ended December 31,
                        1994 and incorporated by reference herein.
         10.26       -- Credit Agreement dated January 12, 1995 between KCS Energy Marketing,
                        Inc. and Comerica Bank - Texas filed as Exhibit 10.1 of Registrant's
                        Form 10-Q for the quarterly period ended December 31, 1994 and incorporated by reference herein.
         10.27       -- Guaranty Agreement dated January 12, 1995 by KCS Energy Inc. and
                        Proliq, Inc. in favor of Comerica Bank - Texas filed ass Exhibit 10.2 of Registrant's Form 10-Q for the quarterly period ended December 31,
                        1994 and incorporated by reference herein.
         10.28       -- Second Amendment dated December 22, 1994 to Amended and Restated
                        Credit Agreement by and among KCS Resources, Inc., KCS Pipeline
                        Systems, Inc. and Bank One, Texas, National Association and CIBC,
                        Inc. filed as Exhibit 10.28 of Registrant's Form 10-K Report for the
                        period ended September 30, 1995 and incorporated by reference herein.

         10.29       -- Third Amendment dated March 15, 1995 to Amended and Restated Credit
                        Agreement by and among KCS Resources, Inc. KCS Pipeline Systems, Inc.
                        as Borrowers; KCS Energy, Inc. as Guarantor; and Bank One, Texas,
                        National Association and CIBC, Inc. filed as Exhibit 10.29 of
                        Registrant's Form 10-K Report for the period ended September 30, 1995 and incorporated by reference herein.
         10.30       -- First Amendment dated July 1, 1995 to Loan Agreement by and among KCS
                        Energy Marketing, Inc. as Borrower; KCS Energy, Inc. and Proliq, Inc.
                        as Guarantors; and Canadian Imperial Bank of Commerce filed as
                        Exhibit 10.30 of Registrant's Form 10-K Report for the period ended
                        September 30, 1995 and incorporated by reference herein.
         10.31       -- Purchase and Sale Agreement dated as of November 30, 1995 between the
                        Company and Hawkins Oil of Michigan, Inc. (formerly Savoy Oil & Gas,
                        Inc.), Conveyance of Production Payment dated as of November 30,
                        1995, Production and Delivery Agreement dated as of November 30,
                        1995, Option Agreement dated as of November 30, 1995, Drilling
                        Participation Agreement dated December 7, 1995, Assignment and Bill of Sale (Working Interests) filed as Exhibits 2.1 through 2.6 to
                        Registrant's Form 8-K on December 22, 1995 and incorporated by reference herein.
         10.32       -- Purchase and Sale Agreement dated September 8, 1995 by and between
                        Natural Gas Processing Co., a Wyoming corporation, and KCS Resources,
                        Inc., a Delaware corporation, filed as Exhibit 2.1 to Registrant's
                        Form 8-K on November 22, 1995 and incorporated by reference herein.
         23.1*       -- Consent of Arthur Andersen LLP.
         23.2*       -- Consent of KPMG Peat Marwick LLP.
         23.3*       -- Consent of Mayor, Day, Caldwell & Keeton, L.L.P. (included in Exhibit
                        5).
         23.4*       -- Consent of R.A. Lenser and Associates, Inc.
         23.5*       -- Consent of H.J. Gruy and Associates, Inc.
         24  *       -- Powers of Attorney (included on signature pages contained in the initial filing of this Registration Statement).
         25  *       -- Statement of Eligibility of Fleet National Bank.
         99.1*       -- Form of Letter of Transmittal.

- ---------------

* Filed herewith.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison and the State of New Jersey, on the 17th day of April, 1996.

                                      KCS ENERGY, INC.

                                      By: /s/ HENRY A. JURAND
                                      --------------------------------------
                                      Name:   Henry A. Jurand
                                      Title:  Vice President, Chief Financial
                                                Officer and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Christmas and Henry A. Jurand, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of April, 1996.

                  SIGNATURE                                TITLE                     DATE
- ---------------------------------------------   ----------------------------   -----------------

        /s/  JAMES W. CHRISTMAS                 President & Chief Executive     April 17, 1996
- ---------------------------------------------     Officer and Director
             James W. Christmas                   (Principal Executive
                                                  Officer)

          /s/  HENRY A. JURAND                  Vice President, Chief           April 17, 1996
- ---------------------------------------------     Financial Officer and
               Henry A. Jurand                    Secretary (Principal
                                                  Financial Officer and
                                                  Principal Accounting
                                                  Officer)

          /s/  STEWART B. KEAN                  Chairman and Director           April 17, 1996
- ---------------------------------------------
               Stewart B. Kean

         /s/  ROBERT G. RAYNOLDS                Director                        April 17, 1996
- ---------------------------------------------
              Robert G. Raynolds

         /s/  G. STANTON GEARY                  Director                        April 17, 1996
- ---------------------------------------------
              G. Stanton Geary

       /s/  JAMES E. MURPHY, JR.                Director                        April 17, 1996
- ---------------------------------------------
            James E. Murphy, Jr.

          /s/  JOEL D. SIEGEL                   Director                        April 17, 1996
- ---------------------------------------------
               Joel D. Siegel

          CHRISTOPHER A. VIGGIANO               Director                        April 17, 1996
- ---------------------------------------------
          Christopher A. Viggiano

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison and the State of New Jersey, on the 17th day of April, 1996.

                                           KCS RESOURCES, INC.

                                           By: /s/ HENRY A. JURAND
                                           -------------------------------------
                                           Name:   Henry A. Jurand
                                           Title:  Vice President and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Christmas and Henry A. Jurand, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of April, 1996.

                  SIGNATURE                                TITLE                     DATE
- ---------------------------------------------   ----------------------------   -----------------

        /s/  JAMES W. CHRISTMAS                 Chairman, CEO and Director      April 17, 1996
- ---------------------------------------------     (Principal Executive
             James W. Christmas                   Officer)

         /s/  HENRY A. JURAND                   Vice President and Director     April 17, 1996
- ---------------------------------------------     (Principal Financial
              Henry A. Jurand                     Officer)

          /s/  RONALD WILSON                    Vice President (Principal       April 17, 1996
- ---------------------------------------------     Accounting Officer)
               Ronald Wilson

         /s/  C. R. DEVINE                      President, COO and Director     April 17, 1996
- ---------------------------------------------
              C. R. Devine


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison and the State of New Jersey, on the 17th day of April, 1996.

                                           KCS MICHIGAN RESOURCES, INC.

                                           By: /s/ HENRY A. JURAND
                                           -------------------------------------
                                           Name:   Henry A. Jurand
                                           Title:  Vice President and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Christmas and Henry A. Jurand, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of April, 1996.

                  SIGNATURE                                TITLE                     DATE
- ---------------------------------------------   ----------------------------   -----------------
          /s/  HARRY LEE STOUT                  President (Principal            April 17, 1996
- ---------------------------------------------     Executive Officer)
               Harry Lee Stout

          /s/  HENRY A. JURAND                  Vice President (Principal       April 17, 1996
- ---------------------------------------------     Financial Officer)
               Henry A. Jurand

           /s/  RONALD WILSON                   Vice President (Principal       April 17, 1996
- ---------------------------------------------     Accounting Officer)
                Ronald Wilson

        /s/  JAMES W. CHRISTMAS                 Director                        April 17, 1996
- ---------------------------------------------
             James W. Christmas

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison and the State of New Jersey, on the 17th day of April, 1996.

                                            KCS PIPELINE SYSTEMS, INC.

                                            By:     /s/  HENRY A. JURAND
                                                --------------------------------
                                            Name: Henry A. Jurand
                                            Title: Vice President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Christmas and Henry A. Jurand, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of April, 1996.

                  SIGNATURE                                TITLE                     DATE
- ---------------------------------------------   ----------------------------   -----------------
           /s/  JAMES W. CHRISTMAS              Chairman, CEO and Director      April 17, 1996
- ---------------------------------------------     (Principal Executive
              James W. Christmas                  Officer)

             /s/  HENRY A. JURAND               Vice President and Director     April 17, 1996
- ---------------------------------------------     (Principal Financial
               Henry A. Jurand                    Officer and Principal
                                                  Accounting Officer)

             /s/  HARRY LEE STOUT               President, COO and Director     April 17, 1996
- ---------------------------------------------
               Harry Lee Stout

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison and the State of New Jersey, on the 17th day of April, 1996.

                                            KCS ENERGY MARKETING, INC.

                                            By:    /s/  HENRY A. JURAND
                                                --------------------------------
                                            Name: Henry A. Jurand
                                            Title: Vice President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Christmas and Henry A. Jurand, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of April, 1996.

                  SIGNATURE                                TITLE                     DATE
- ---------------------------------------------   ----------------------------   -----------------
           /s/  JAMES W. CHRISTMAS              Chairman, CEO and Director      April 17, 1996
- ---------------------------------------------     (Principal Executive
              James W. Christmas                  Officer)

             /s/  HENRY A. JURAND               Vice President and Director     April 17, 1996
- ---------------------------------------------     (Principal Financial
               Henry A. Jurand                    Officer and Principal
                                                  Accounting Officer)

             /s/  HARRY LEE STOUT               President, COO and Director     April 17, 1996
- ---------------------------------------------
               Harry Lee Stout

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison and the State of New Jersey, on the 17th day of April, 1996.

                                           ENERCORP GAS MARKETING, INC.

                                           By: /s/ HENRY A. JURAND
                                           -------------------------------------
                                           Name:   Henry A. Jurand
                                           Title:  Vice President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Christmas and Henry A. Jurand, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of April, 1996.

                  SIGNATURE                                TITLE                     DATE
- ---------------------------------------------   ----------------------------   -----------------
          /s/  HARRY LEE STOUT                  President and Director          April 17, 1996
- ---------------------------------------------     (Principal Executive
               Harry Lee Stout                    Officer)

          /s/  HENRY A. JURAND                  Vice President and Director     April 17, 1996
- ---------------------------------------------     (Principal Financial
               Henry A. Jurand                    Officer and Principal
                                                  Accounting Officer)

        /s/  JAMES W. CHRISTMAS                 Director                        April 17, 1996
- ---------------------------------------------
             James W. Christmas

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison and the State of New Jersey, on the 17th day of April, 1996.

                                            KCS POWER MARKETING, INC.

                                            By:     /s/  HENRY A. JURAND
                                                --------------------------------
                                            Name: Henry A. Jurand
                                            Title: Vice President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Christmas and Henry A. Jurand, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of April, 1996.

                  SIGNATURE                                TITLE                     DATE
- ---------------------------------------------   ----------------------------   -----------------
           /s/  JAMES W. CHRISTMAS              Chairman, CEO and Director      April 17, 1996
- ---------------------------------------------     (Principal Executive
              James W. Christmas                  Officer)

             /s/  HENRY A. JURAND               Vice President and Director     April 17, 1996
- ---------------------------------------------     (Principal Financial
               Henry A. Jurand                    Officer and Principal
                                                  Accounting Officer)

            /s/  THOMAS F. WITHKA               President, COO and Director     April 17, 1996
- ---------------------------------------------
               Thomas F. Withka

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison and the State of New Jersey, on the 17th day of April, 1996.

                                           KCS ENERGY RISK MANAGEMENT, INC.

                                           By: /s/ HENRY A. JURAND
                                           -------------------------------------
                                           Name:   Henry A. Jurand
                                           Title:  Vice President and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Christmas and Henry A. Jurand, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of April, 1996.

                  SIGNATURE                                TITLE                     DATE
- ---------------------------------------------   ----------------------------   -----------------
          /s/  DAVID R. PRUNER                  President and Director          April 17, 1996
- ---------------------------------------------     (Principal Executive
               David R. Pruner                    Officer)

          /s/  HENRY A. JURAND                  Vice President and Director     April 17, 1996
- ---------------------------------------------     (Principal Financial
               Henry A. Jurand                    Officer and Principal
                                                  Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison and the State of New Jersey, on the 17th day of April, 1996.

                                           NATIONAL ENERDRILL CORPORATION

                                           By: /s/ HENRY A. JURAND
                                           -------------------------------------
                                           Name:   Henry A. Jurand
                                           Title:  Vice President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Christmas and Henry A. Jurand, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of April, 1996.

                  SIGNATURE                                TITLE                     DATE
- ---------------------------------------------   ----------------------------   -----------------
        /s/  JAMES W. CHRISTMAS                 President and Director          April 17, 1996
- ---------------------------------------------     (Principal Executive
             James W. Christmas                   Officer)

         /s/  HENRY A. JURAND                   Vice President (Principal       April 17, 1996
- ---------------------------------------------     Financial Officer and
              Henry A. Jurand                     Principal Accounting
                                                  Officer)

           /s/  C. R. DEVINE                      Director                        April 17, 1996
- ---------------------------------------------
                C. R. Devine

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison and the State of New Jersey, on the 17th day of April, 1996.

                                            PROLIQ, INC.

                                            By: /s/ HENRY A. JURAND
                                            ------------------------------------
                                            Name:   Henry A. Jurand
                                            Title:  Vice President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Christmas and Henry A. Jurand, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of April, 1996.

                  SIGNATURE                                TITLE                     DATE
- ---------------------------------------------   ----------------------------   -----------------
        /s/  JAMES W. CHRISTMAS                 President and Director          April 17, 1996
- ---------------------------------------------     (Principal Executive
             James W. Christmas                   Officer)

         /s/  HENRY A. JURAND                   Vice President and Director     April 17, 1996
- ---------------------------------------------     (Principal Financial
              Henry A. Jurand                     Officer and Principal
                                                  Accounting Officer)

                         EXHIBIT  INDEX


          5         -- Opinion of Mayor, Day, Caldwell & Keeton, L.L.P.

         23.1       -- Consent of Arthur Andersen LLP.

         23.2       -- Consent of KPMG Peat Marwick LLP.

         23.4       -- Consent of R.A. Lenser and Associates, Inc.

         23.5       -- Consent of H.J. Gruy and Associates, Inc.

         25         -- Statement of Eligibility of Fleet National Bank.

         99.1       -- Form of Letter of Transmittal.